As filed with the Securities and Exchange Commission on November 5, 2004
                                     An Exhibit List can be found on page II-11.
                                                   Registration No. 333-________

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549
                          -----------------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          -----------------------------

                               RADIX MARINE, INC.
                 (Name of small business issuer in its charter)

   NEVADA                             3732                      84-0503585
(State or other          (Primary Standard Industrial        (I.R.S. Employer
Jurisdiction of           Classification Code Number)       Identification No.)
Incorporation or
Organization)

                          9119 RIDGETOP BLVD. SUITE 260
                          SILVERDALE, WASHINGTON 98383
                                 (360) 692-6446
        (Address and telephone number of principal executive offices and principal place of business)

                          KATHLEEN R. BRIGHT, PRESIDENT
                               RADIX MARINE, INC.
                          9119 RIDGETOP BLVD. SUITE 260
                          SILVERDALE, WASHINGTON 98383
                                 (360) 692-6446
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             GREGORY SICHENZIA, ESQ.
                              STEPHEN FLEMING, ESQ.
                       SICHENZIA ROSS FRIEDMAN FERENCE LLP
                     1065 AVENUE OF THE AMERICAS, 21ST FLR.
                            NEW YORK, NEW YORK 10018
                                 (212) 930-9700
                              (212) 930-9725 (FAX)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. _________

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
   TITLE OF EACH CLASS OF          AMOUNT TO BE         PROPOSED          PROPOSED           AMOUNT OF
 SECURITIES TO BE REGISTERED      REGISTERED (1)        MAXIMUM           MAXIMUM         REGISTRATION FEE
                                                        OFFERING         AGGREGATE
                                                       PRICE PER       OFFERING PRICE
                                                         SHARE
-------------------------------------------------------------------------------------------------------------
      Common stock, $.001 par       164,420,000(2)      $0.012(3)           $1,973,040             $249.98
          value issuable upon
     conversion of debentures
-------------------------------------------------------------------------------------------------------------
      Common Stock, $.001 par         5,580,000(4)      $ 1.00(5)            $5,580,000              $706.99
 value issuable upon exercise
                  of warrants
-------------------------------------------------------------------------------------------------------------
                        Total          170,000,000      Total                $956.97
-------------------------------------------------------------------------------------------------------------

(1) Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of convertible debentures and the exercise of warrants held by the selling stockholder. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the debentures and exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the debentures and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the debentures and upon exercise of the warrants to account for market fluctuations, and antidilution and price protection adjustments, respectively. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Includes a good faith estimate of the shares underlying convertible debentures to account for market fluctuations.

(3) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on November 4, 2004, which was $.012 per share.

(4) Includes a good faith estimate of the shares underlying warrants exercisable at $1.00 per share to account for antidilution and price protection adjustments.

(5) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(g) under the Securities Act of 1933, using the exercise price of $1.00.

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED NOVEMBER 5, 2004

                               RADIX MARINE, INC.
                              170,000,000 SHARES OF
                                  COMMON STOCK

      This prospectus relates to the resale by the selling stockholder of up to 170,000,000 shares of our common stock, including up to 164,420,000 shares of common stock underlying convertible debentures and up to 5,580,000 issuable upon the exercise of common stock purchase warrants. The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 11, less the product of the conversion price multiplied by ten times the dollar amount. The conversion price for the convertible debentures is the lesser of (i) $0.20 or (ii) seventy percent of the average of the three lowest volume weighted average prices during the forty-five (45) trading days prior to the conversion. The selling stockholder may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholder may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.

      Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "RDXM". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on November 4, 2004, was $.012.

      INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is _______, 2004.

      The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Radix Marine, Inc., with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

                               PROSPECTUS SUMMARY

      The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

                               RADIX MARINE, INC.

      Through our wholly-owned subsidiary, Integrated Maritime Platforms International, Inc., we develop, produce and integrate high speed marine craft. We are developing manned and unmanned patrol marine craft for use in military, safety, security and environmental marine missions. For the year ended June 30, 2004, we generated revenue in the amount of $279,427 and a net loss of $1,727,335. As a result of recurring losses from operations and a net deficit in both working capital and stockholders' equity our auditors, in their report dated October 14, 2004, have expressed substantial doubt about our ability to continue as going concern.

      Our principal offices are located at 9119 Ridgetop Blvd., Suite 260, Silverdale, Washington 98383, and our telephone number is (360) 692-6446. We are a Nevada corporation.

The Offering

Common stock offered
  by selling stockholder .............  Up to 170,000,000 shares, including up to 164,420,000 shares of common stock
                                        underlying convertible debentures in the amount of $300,000 and up to 5,580,000 issuable upon the exercise of common
                                        stock purchase warrants at an exercise
                                        price of $1.00 per share, based on
                                        current market prices and assuming full
                                        conversion of the convertible debentures and the full exercise of the warrants (includes a good faith estimate of the shares underlying convertible debentures and shares underlying warrants to account for market fluctuations, and antidilution and price protection adjustments, respectively). This number represents 44.25% of our then current outstanding stock.

Common stock to be outstanding
  after the offering .................  Up to 245,230,935 shares

Use of proceeds ......................  We will not receive any proceeds from the sale of the common stock. However,
                                        we will receive up to $3,000,000 upon
                                        exercise of the warrants by the selling
                                        stockholder. We expect to use the
                                        proceeds received from the exercise of
                                        the warrants, if any, for general
                                        working capital purposes. We received an aggregate of $300,000 in connection with the issuance of the convertible debenture to the selling stockholder. We used the $300,000 for the general working capital purposes and the payment of professional fees.

Over-The-Counter
  Bulletin Board Symbol ..............  RDXM

      The above information regarding common stock to be outstanding after the offering is based on 75,230,935 shares of common stock outstanding as of November 5, 2004 and assumes the subsequent conversion of our issued convertible debentures and exercise of warrants by our selling stockholder.

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with La Jolla Cove Investors, Inc. ("La Jolla") on March 17, 2004 for the sale of (i) $300,000 in convertible debentures and (ii) warrants to buy 3,000,000 shares of our common stock. This prospectus relates to the resale of the common stock underlying these convertible debentures and warrants.

      The investors provided us with an aggregate of $300,000 as follows:

            o     $250,000 was disbursed to us on March 18, 2004; and

            o $50,000 has been retained for services provided to our company by various professionals, which shall be disbursed upon effectiveness of this registration statement;

      The debentures bear interest at 7 3/4%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholder's option. The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 11, less the product of the conversion price multiplied by ten times the dollar amount of the debenture. The conversion price for the convertible debenture is the lesser of (i) $0.20 or (ii) seventy percent of the of the average of the three lowest volume weighted average prices during the forty-five (45) trading days prior to the conversion. Accordingly, there is in fact no limit on the number of shares into which the debenture may be converted. In addition, the selling stockholder is obligated to exercise the warrant concurrently with the submission of a conversion notice by the selling stockholder. The warrant is exercisable into 3,000,000 shares of common stock at an exercise price of $1.00 per share.

      The selling stockholder has contractually agreed to restrict its ability to convert or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock. See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the convertible debentures.

      On May 19, 2004, we entered into an Addendum to Convertible Debenture and Warrant to Purchase Common Stock with La Jolla pursuant to which La Jolla waived the minimum monthly conversion requirement in section 3.1(a) of the Debenture, in which the Holder is required to convert at least 5% of the face value of the Debenture per calendar month and if the conversion price is below $0.05, the Company shall have the right to prepay the portion of the Debenture that the Holder elected to convert, plus any accrued and unpaid interest, at 150% of such amount. .

      On June 24, 2004, we entered into an Addendum to Convertible Debenture and Warrant to Purchase Common Stock with La Jolla pursuant to which we delivered 2,500,000 registered shares of our common stock to La Jolla. Such shares were part of our obligation to deliver shares for Debenture conversions and warrant exercises which are associated with the warrant prepayment arrangement which we have agreed upon with La Jolla. Upon receipt of the 2,500,000 shares, La Jolla provided:

      o     $100,000 to our company

      o $50,000 to an investor awareness company(s) on behalf of our company.

      Such funds represent a prepayment towards the future exercise of warrant shares under the warrants. In addition, La Jolla waived the minimum monthly conversion requirement in section 3.1(a) of the Debenture, in which the Holder may convert at least 5% of the face value of the Debenture per calendar month and if the conversion price is below $0.05, the Company shall have the right to prepay the portion of the Debenture that the Holder elected to convert, plus any accrued and unpaid interest, at 150% of such amount.

      On August 16, 2004, we entered into an Addendum to Convertible Debenture and Warrant to Purchase Common Stock with La Jolla pursuant to which La Jolla agreed to fund:

      o     $80,000 to our company

      o     $10,000 for legal fees.

      In addition, upon filing of this registration statement, La Jolla will fund an additional $50,000 to our company and an additional $10,000 in legal fees.

      The percentage conversion price set forth in section 3.1(a) of the debenture was decreased by 10 percentage points from 80% to 70% of the average of the 3 lowest volume weighted average prices during the during the forty five
(45) trading days prior to the Holder's election to convert.

      On October 29, 2004, we entered into an Addendum to Convertible Debenture and Warrant to Purchase Common Stock with La Jolla pursuant to which La Jolla agreed to use prepaid warrant credits for no more than 50% of the remaining warrant exercises for the month.-

                                  RISK FACTORS

      This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

RISKS RELATING TO OUR BUSINESS:

WE HAVE A HISTORY OF LOSSES WHICH MAY CONTINUE, REQUIRING US TO SEEK ADDITIONAL SOURCES OF CAPITAL WHICH MAY NOT BE AVAILABLE, REQUIRING US TO CURTAIL OR CEASE OPERATIONS.

      We incurred net losses of $1,727,335 for the year ended June 30, 2004 and $1,229,796 for the year ended June 30, 2003. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. If revenues grow more slowly than we anticipate, or if operating expenses exceed our expectations or cannot be adjusted accordingly, we will continue to incur losses. We will continue to incur losses until we are able to establish significant sales of our marine craft. Our possible success is dependent upon the successful development and marketing of our services and products, as to which there is no assurance. Any future success that we might enjoy will depend upon many factors, including factors out of our control or which cannot be predicted at this time. These factors may include changes in or increased levels of competition, including the entry of additional competitors and increased success by existing competitors, changes in general economic conditions, increases in operating costs, including costs of supplies, personnel and equipment, reduced margins caused by competitive pressures and other factors. These conditions may have a materially adverse effect upon us or may force us to reduce or curtail operations. In addition, we will require additional funds to sustain and expand our sales and marketing activities, particularly if a well-financed competitor emerges. Based on our current funding arrangement with La Jolla, we do not anticipate that we will require additional funds to continue our operations for the next twelve months. In the event that our financing arrangement with La Jolla is terminated or if we need additional financing, there can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain sufficient funds from operations or external sources would require us to curtail or cease operations.

IF WE ARE UNABLE TO OBTAIN ADDITIONAL FUNDING OUR BUSINESS OPERATIONS WILL BE HARMED AND IF WE DO OBTAIN ADDITIONAL FINANCING OUR THEN EXISTING SHAREHOLDERS MAY SUFFER SUBSTANTIAL DILUTION.

      Additional capital may be required to effectively support the operations and to otherwise implement our overall business strategy. However, there can be no assurance that financing will be available when needed on terms that are acceptable to us. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

OUR INDEPENDENT AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY HINDER OUR ABILITY TO OBTAIN FUTURE FINANCING.

      In their report dated October 12, 2004, our independent auditors stated that our financial statements for the year ended June 30, 2004 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of a loss for the year ended June 30, 2004 in the amount of $1,727,335 and stockholders deficit of $76,779 as of June 30, 2004. We continue to experience net losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. Our continued net losses and stockholders' deficit increases the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

THE EFFECT OF INTEREST RATES AND FUEL PRICES MAY HAVE A NEGATIVE IMPACT ON DEMAND FOR MARINE PRODUCTS AND, AS A RESULT, A NEGATIVE IMPACT ON OUR OPERATIONS.

      Marine craft in general are often financed, and higher interest rates may retard demand for these products. In addition, marine businesses are somewhat fuel-cost-sensitive, and higher fuel costs can also hurt demand. If interest rates and fuel costs continue to rise, then our operations may be negatively impacted.

IF WE ARE UNABLE TO COMPETITIVELY PRICE OUR PRODUCTS, THEN OUR RESULTS FROM OPERATIONS WILL BE NEGATIVELY IMPACTED.

      Introduction of lower-cost alternatives by other companies can hurt our competitive position. We hope that our efforts toward cost-containment, commitment to quality products, and excellence in operational effectiveness and customer service are designed in part to offset this risk. If we are unable to control costs or if our competitors are better able to control costs, then our results from operations will be negatively impacted.

AS PART OF AN INDUSTRY CONSORTIUM, WE HAVE ENTERED INTO AN AGREEMENT WITH THE UNITED STATES GOVERNMENT THROUGH THE NAVAL UNDERSEA WARFARE CENTER TO RESEARCH AND DEVELOP, AS PART OF THE CONSORTIUM AN UNMANNED SURFACE VEHICLE AND, IF THIS AGREEMENT WERE TO BE TERMINATED FOR ANY REASON, OUR RESULTS OF OPERATIONS MAY BE SEVERALLY IMPACTED AND WE MAY BE FORCED TO CEASE OUR OPERATIONS.

      As part of the Unmanned Surface Vehicle Consortium, we have entered into an agreement with the Naval Undersea Warfare Center, a division of the United States Government, for the research and development of a undersea warfare combat vehicle prototype. The consortium also includes Northrop Grumman Corporation and Raytheon Company. The Consortium, through the Spartan Undersea Warfare Combat Vehicle Program, has agreed to commence the research and development of a deployable, off board under water warfare combat vehicle. The aspects of this agreement require that the vehicle be able to operate on an unmanned basis, is reconfigurable for several uses and has minimal impact on its host ship.

      If the consortium is unable to develop the unmanned surface vehicle for use by the United States Navy, then the expected source of our revenues, if any, may not materialize. If sales of the unmanned surface vehicle do not develop then our results of operations may be negatively impacted and we may be forced to cease operations.

IF WE ARE NOT ABLE TO MANAGE THE GROWTH OF OUR COMPANY WE MAY NEVER ACHIEVE PROFITABILITY.

      Our success will depend on our ability to expand and manage our operations and facilities. There can be no assurance that we will be able to manage our growth, meet the staffing requirements of manufacturing scale-up or for current or additional collaborative relationships or successfully assimilate and train our new employees. In addition, to manage our growth effectively, we will be required to expand our management base and enhance our operating and financial systems. If we continue to grow, there can be no assurance that the management skills and systems currently in place will be adequate or that we will be able to manage any additional growth effectively. Failure to achieve any of these goals could have a material adverse effect on our business, financial condition or results of operations.

ONE OF OUR FORMER ATTORNEYS ALLEGES AN OUTSTANDING BALANCE DUE TO HIM IN LEGAL FEES WHICH MANY SUBJECT US TO A LEGAL PROCEEDING AND LIABILITY FOR SUCH BALANCE ALLEGEDLY DUE.

      One of our former attorneys alleges an outstanding balance due to him from us in the amount of approximately $50,000. We believe that through cash payments and through the issuances of shares of its common stock to the attorney, we do not believe that there is any balance due him. Currently, we have contacted the attorney regarding the disputed balance due, but the attorney has yet to respond. Accordingly, no formal legal proceeding has been commenced. There can be no assurance that a legal proceeding will not be commenced against us by our former attorney. In addition, if a proceeding is initiated against us, there can be no assuarance that we will prevail

RISKS RELATING TO OUR CURRENT FINANCING ARRANGEMENT:

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR CONVERTIBLE DEBENTURES, AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

      As of November 5, 2004, we had 75,230,935 shares of common stock issued and outstanding and convertible debentures outstanding that may be converted into an estimated 38,250,000 shares of common stock at current market prices, and outstanding warrants to purchase 2,770,0000 shares of common stock. In addition, the number of shares of common stock issuable upon conversion of the outstanding convertible debentures may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the debentures and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CONVERTIBLE DEBENTURES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

      Our obligation to issue shares upon conversion of our convertible debentures is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of our convertible debentures (excluding accrued interest), based on market prices 25%, 50% and 75% below the market price, as of November 4, 2004 of $0.012.

                                                 Number                % of
% Below      Price Per      With Discount       of Shares           Outstanding
Market          Share         at 20%            Issuable               Stock
------          -----         ------            --------               -----

25%            $.009          $.0072           419,665,556            84.80%
50%            $.006          $.0048           630,880,833            89.55%
75%            $.003          $.0024         1,264,526,667            94.38%

      As illustrated, the number of shares of common stock issuable upon conversion of our convertible debentures will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CONVERTIBLE DEBENTURES MAY ENCOURAGE INVESTORS TO MAKE SHORT SALES IN OUR COMMON STOCK, WHICH COULD HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

      The convertible debentures are convertible into shares of our common stock at a 20% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The selling stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of debentures, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE CONVERTIBLE DEBENTURES AND EXERCISE OF OUTSTANDING WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

      The issuance of shares upon conversion of the convertible debentures and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholders may not convert their convertible debentures and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.9% of our outstanding common stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the selling stockholders could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

IN THE EVENT THAT OUR STOCK PRICE DECLINES, THE SHARES OF COMMON STOCK ALLOCATED FOR CONVERSION OF THE CONVERTIBLE DEBENTURES AND REGISTERED PURSUANT TO THIS PROSPECTUS MAY NOT BE ADEQUATE AND WE MAY BE REQUIRED TO FILE A SUBSEQUENT REGISTRATION STATEMENT COVERING ADDITIONAL SHARES. IF THE SHARES WE HAVE ALLOCATED AND ARE REGISTERING HEREWITH ARE NOT ADEQUATE AND WE ARE REQUIRED TO FILE AN ADDITIONAL REGISTRATION STATEMENT, WE MAY INCUR SUBSTANTIAL COSTS IN CONNECTION THEREWITH.

Based on our current market price and the potential decrease in our market price as a result of the issuance of shares upon conversion of the convertible debentures, we have made a good faith estimate as to the amount of shares of common stock that we are required to register and allocate for conversion of the convertible debentures. We will allocate and register approximately 38,250,000 shares to cover the conversion of the convertible debentures. In the event that our stock price decreases, the shares of common stock we have allocated for conversion of the convertible debentures and are registering hereunder may not be adequate. If the shares we have allocated to the registration statement are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with the preparation and filing of such registration statement.

IF WE FAIL TO OBTAIN STOCKHOLDER APPROVAL TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK, WE MAY BE REQUIRED TO REPAY THE CONVERTIBLE DEBENTURE AS WELL AS VARIOUS PENALTIES.

We presently do not have an adequate amount of authorized and unissued shares of common stock to issue in connection with the financing entered into with La Jolla Cover Investors, Inc. We currently do not have plans to prepare a proxy statement and to hold a meeting for the purpose of obtaining stockholder approval to increase our authorized shares of common stock. In the event that we do not proceed with a proxy statement and are unable to obtain an increase in our authorized common stock, we will be required to repay the debenture and we will be subject to prepayment penalties.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING CONVERTIBLE DEBENTURES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE CONVERTIBLE DEBENTURES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

      In March 2004, we entered into a Securities Purchase Agreement for the sale of an aggregate of $300,000 principal amount of convertible debentures. As of November 4, 2004, the total debenture outstanding is $275,500. The convertible debentures are due and payable, with 7 3/4% interest, two years from the date of issuance, unless sooner converted into shares of our common stock. In addition, any event of default could require the early repayment of the convertible debentures at a price equal to 125% of the amount due under the debentures. We anticipate that the full amount of the convertible debentures, together with accrued interest, will be converted into shares of our common stock, in accordance with the terms of the convertible debentures. If we are required to repay the convertible debentures, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the debentures when required, the debenture holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

RISKS RELATING TO OUR COMMON STOCK:

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

      Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

OUR DIRECTORS AND EXECUTIVE OFFICERS BENEFICIALLY OWN APPROXIMATELY 10.9% OF OUR STOCK; THEIR INTERESTS COULD CONFLICT WITH YOURS; SIGNIFICANT SALES OF STOCK HELD BY THEM COULD HAVE A NEGATIVE EFFECT ON OUR STOCK PRICE; STOCKHOLDERS MAY BE UNABLE TO EXERCISE CONTROL.

      As of November 5, 2004, our executive officers, directors and affiliated persons beneficially owned approximately 10.9% of our common stock. As a result, our executive officers, directors and affiliated persons will have significant influence to:

      o     elect or defeat the election of our directors;

      o amend or prevent amendment of our articles of incorporation or bylaws;

      o effect or prevent a merger, sale of assets or other corporate transaction; and

      o control the outcome of any other matter submitted to the stockholders for vote.

      As a result of their ownership and positions, our directors and executive officers collectively are able to significantly influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

      The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and

      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

      o obtain financial information and investment experience objectives of the person; and

      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and

      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

      Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                 USE OF PROCEEDS

      This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholder. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants and we received an aggregate of $300,000 in connection with the issuance of the convertible debenture to the selling stockholder. We used the $300,000 for the general working capital purposes and the payment of professional fees. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

      Our common stock is quoted on the OTC Bulletin Board under the symbol "RDXM". For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

         Period Ending:             High Bid         Low Bid

         2002

         December 31, 2002          0.39              0.34

         2003

         March 31, 2003             0.61              0.09
         June 30, 2003              0.15              0.05
         September 30, 2003         0.17              0.03
         December 31, 2003          0.22              0.04

         2004

         March 31, 2004             0.14              0.06
         June 30, 2004              0.05              0.04
         September 30, 2004         0.05              0.02

HOLDERS

      As of November 5, 2004, we had approximately 2,020 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is Pacific Stock Transfer Company, 500 E. Warm Springs Road, Suite 240, Las Vegas, Nevada 89119-4301.

      We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

      Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

      o     discuss our future expectations;

      o contain projections of our future results of operations or of our financial condition; and

      o     state other "forward-looking" information.

      We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

OVERVIEW

      We underwent a major re-direction during the year 2003. As Modern MFG Services, our focus was on serving as an internet clearing house for contractors and customers in the machine shop industry. With the acquisition of Integrated Maritime Platforms International, Inc., our focus changed to the development, production, and integration of high-speed marine craft. We will be maintaining this new focus during the year 2005.

RESULTS OF OPERATIONS FOR THE YEAR ENDED JUNE 30, 2004 AS COMPARED TO THE YEAR ENDED JUNE 30, 2003

      The following is a summarized description of the consolidated operations during the past fiscal year. Approximately $279,427 was received as income on services, as compared to $252,015 in the prior fiscal year for Radix Marine and Integrated Maritime Platforms International. This income was obtained through the subsidiary Integrated Maritime Platforms International, through their contract with the government. The parent company, Radix Marine, generated income through fuel sales for the year. In addition, the company relied on financing activities for (stock sales and loans) for cash.

      A total of $1,503,940 was expended on general and administrative expenses, as compared to $632,202 for the year ending June 30, 2003. Of this, the general and administrative expenses of our company were $1,038,217, including $387,142 for consulting, $349,022 for legal fees, $36,325 for accounting fees, and the rest for general operations. Of the $465,724 of general and administrative expenses attributable to Integrated Maritime, $100,514 was for contract amortization expense, $728 was for legal expense, $145,985 was for payroll expenses, $6,204 was for accounting expense, $20,694 was for subcontractors, and the rest for general operations.

      Research and development costs for the year ending June 30, 2004 were $36,763, as opposed to $310,449 for the year ending June 30, 2003. All research and development costs were expended by Integrated Maritime to expand our product line.

      Total interest expense for the two companies was $178,319 as opposed to $102,901 for the prior year.

      We had a loss of $(81,734) through the issuance of our common stock in exchange for the cancellation of indebtedness totaling $148,868. Gain on extinguishments of debt for the year ending June 30, 2003 was $326,840. During the year ended June 30, 2003, additional debt in the amount of $759,605 was retired through issuance of common stock. Resultant net loss for the fiscal year ended June 30, 2004 was $1,727,335. Of this a total of $36,763 was attributed to research and development. Net loss prior to research and development costs was $1,690,572 for the year, compared to a net loss of $919,297 for the prior year.

MANAGEMENT PLAN OF OPERATIONS

      We have historically and continue to rely on equity and debt financing to sustain operations. A revenue source was established for the first time in our history through the acquisition of Integrated Maritime Platforms International, Inc., our wholly-owned subsidiary. Integrated Maritime is currently developing a complete line of manned and unmanned craft for domestic and international sales. A portion of these costs are covered under the our contract with the U.S. Navy for unmanned surface vehicles. However, additional capital is required to prototype and market the product in order to generate revenues for continued operations.

      We are currently working with several funding sources concurrently for either debt or equity financing, or a combination. These discussions are in the early stages and the terms not sufficiently finalized at this time. As funds are received through revenues, debt or additional equity financing, management plans to negotiate with creditors to settle prior and outstanding obligations for either a reduced amount or settle the debt through the issuance of the our stock.

LIQUIDITY & CAPITAL RESOURCES

      Cash and cash equivalents as of June 30, 2004 were decreased by $3,461. Cash received during this year included $52,713 from the sale of 1,645,500 shares of the Company's common stock, and $20,000 from an investor in exchange for a convertible note.

      For the year ended June 30, 2004, we had a net loss of $1,727,335 and a shareholder's deficit of $76,779.

      Our ability to continue as a going concern is dependent upon several factors. These factors include our ability to:

      o generate sufficient cash flows to meet our obligations on a timely basis;

      o     obtain additional financing or refinancing as may be required;

      o     aggressively control costs; and

      o     achieve profitability and positive cash flows.

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with an accredited investors in March 2004 for the sale of
(i) $300,000 in convertible debentures and (ii) warrants to buy 3,000,000 shares of our common stock.

      This prospectus relates to the resale of the common stock underlying these convertible debentures and warrants. La Jolla Cove Investors provided us with an aggregate of $300,000 as follows:

            o     $250,000 was disbursed to us on March 18, 2004; and

            o $50,000 has been retained for services provided to our company by various professionals, which shall be disbursed upon effectiveness of this registration statement;

      The debentures bear interest at 7 3/4%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholder's option. The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 11, less the product of the conversion price multiplied by ten times the dollar amount of the debenture. The conversion price for the convertible debenture is the lesser of (i) $0.20 or (ii) seventy percent of the of the average of the three lowest volume weighted average prices during the forty-five (45) trading days prior to the conversion. Accordingly, there is in fact no limit on the number of shares into which the debenture may be converted. In addition, the selling stockholder is obligated to exercise the warrant concurrently with the submission of a conversion notice by the selling stockholder. The warrant is exercisable into 3,000,000 shares of common stock at an exercise price of $1.00 per share.

      La Jolla Cove Investors has contractually committed to convert not less than 5.0% of the original face value of the debenture monthly beginning the month after the effective date of the Registration Statement. La Jolla Cove Investors is required to exercise warrants concurrently with the exercise of a conversion notice under the debenture and is committed to exercise at least 5% of the warrants per month after the effective date of the Registration Statement. In the event that La Jolla Investors breaches the minimum restriction on the debenture and warrant, La Jolla will not be entitled to collect interest on the debenture for that month. If La Jolla Cove submits a conversion notice and the volume weighted average price is less then $.05 per share, then we will be entitled to prepay the portion of the debenture that is being converted at 150% of such amount. If we elect to prepay, then La Jolla may withdraw its conversion notice.

      La Jolla has further contractually agreed to restrict its ability to convert the debenture or exercise their warrants and receive shares of our common stock such that the number of shares held by the Holder and its affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of our common stock.

      In the event that the registration statement is not declared effective by the required deadline, La Jolla may demand repayment of the Debenture of 125% of the face amount outstanding, plus all accrued and unpaid interest, in cash. If the repayment is accelerated, we are also obligated to issue to La Jolla 50,000 shares of common stock for each 30 day period, or portion thereof, during which the face amount, including interest thereon, remains unpaid. If La Jolla does not elect to accelerate the debenture, we are required to immediately issue to La Jolla 50,000 shares of common stock for each 30 day period, or portion thereof, during which the face amount, including interest thereon, remains unpaid.

      On May 19, 2004, we entered into an Addendum to Convertible Debenture and Warrant to Purchase Common Stock with La Jolla pursuant to which La Jolla waived the minimum monthly conversion requirement in section 3.1(a) of the Debenture, in which the Holder is required to convert at least 5% of the face value of the Debenture per calendar month and if the conversion price is below $0.05, the Company shall have the right to prepay the portion of the Debenture that the Holder elected to convert, plus any accrued and unpaid interest, at 150% of such amount. .

      On June 24, 2004, we entered into an Addendum to Convertible Debenture and Warrant to Purchase Common Stock with La Jolla pursuant to which we delivered 2,500,000 registered shares of our common stock to La Jolla. Such shares were part of our obligation to deliver shares for Debenture conversions and warrant exercises which are associated with the warrant prepayment arrangement which we have agreed upon with La Jolla. Upon receipt of the 2,500,000 shares, La Jolla provided:

      o     $100,000 to our company

      o $50,000 to an investor awareness company(s) on behalf of our company.

      Such funds represent a prepayment towards the future exercise of warrant shares under the warrants. In addition, La Jolla waived the minimum monthly conversion requirement in section 3.1(a) of the Debenture, in which the Holder may convert at least 5% of the face value of the Debenture per calendar month and if the conversion price is below $0.05, the Company shall have the right to prepay the portion of the Debenture that the Holder elected to convert, plus any accrued and unpaid interest, at 150% of such amount.

      On August 16, 2004, we entered into an Addendum to Convertible Debenture and Warrant to Purchase Common Stock with La Jolla pursuant to which La Jolla agreed to fund:

      o     $80,000 to our company

      o     $10,000 for legal fees.

      In addition, upon filing of this registration statement, La Jolla will fund an additional $50,000 to our company and an additional $10,000 in legal fees.

      The percentage conversion price set forth in section 3.1(a) of the debenture was decreased by 10 percentage points from 80% to 70% of the average of the 3 lowest volume weighted average prices during the during the forty five
(45) trading days prior to the Holder's election to convert.

      On October 29, 2004, we entered into an Addendum to Convertible Debenture and Warrant to Purchase Common Stock with La Jolla pursuant to which La Jolla agreed to use prepaid warrant credits for no more than 50% of the remaining warrant exercises for the month.-

                                    BUSINESS

HISTORY

      We were initially formed under the laws of the State of Colorado as Modern MFG Services, Inc. on September 30, 1958. We subsequently entered into a migratory merger and whereby we were reincorporated in the State of Nevada. Our name was changed from Modern MFG Services, Inc. in March of 2003 to Radix Marine, Inc. in keeping with our new focus on the marine industry and we acquired our wholly-owned subsidiary, Integrated Maritime Platforms International, Inc., a Washington Corporation. The current Articles of Incorporation of the Company authorize it to issue 250,000,000 shares of common stock and 25,000,000 shares of "blank check preferred stock".

GENERAL

      We are a development stage company that focuses, through our wholly-owned subsidiary, on the research, design, engineering and construction of maritime craft for port and homeland security as well as recreational purposes. We presently offer manned patrol and recreational craft and are part of a consortium that is developing an unmanned surface vehicle for the United Stated Navy.

Unmanned Craft

      As part of the Unmanned Surface Vehicle Consortium, we have entered into an agreement with the Naval Undersea Warfare Center, a division of the United States Government, for the research and development of a undersea warfare combat vehicle prototype. The consortium also includes Northrop Grumman Corporation and Raytheon Company. The Consortium, through the Spartan Undersea Warfare Combat Vehicle Program, has agreed to commence the research and development of a deployable, off board under water warfare combat vehicle. The aspects of this agreement require that the vehicle be able to operate on an unmanned basis, is reconfigurable for several uses and has minimal impact on its host ship. We are entitled to patent all inventions developed by our company, subject to various restrictions, and we are also entitled to a non exclusive royalty-free, worldwide license for all patents developed by the government in connection with this project. In consideration for our services pursuant to this agreement, we are entitled to a fee as well as to paid expenses. To date, we have developed the Odyssey 11 Meter Unmanned Surface Vehicle. The Odyssey is designed to perform intelligence, surveillance and reconnaissance missions by providing data for force protection, force security and advanced reconnaissance. The Odyssey is 35 feet long and has a maximum speed of 40 knots on a flat surface. The Odyssey minimizes manpower requirements while incorporating stealth technologies.

      We have also entered into an agreement with Science Applications Corporation, a company engaged in telecommunications and systems integration, in connection with the development of the Unmanned Harbor Security Vehicle. The Unmanned Harbor Security Vehicle has several capabilities including:

      o     all weather surveillance;

      o     covert craft and swimmer detection;

      o     mine detection;

      o     port security; and

      o     non-lethal response.

Manned Craft

      We presently have developed several types of manned marine craft for use in port and homeland security. One of our principal products is the GB-Challenger Class, which is a modular-concept high-speed work craft built on an aluminum, stainless steel, and rubber platform. Challenger is fast, maneuverable, and competent in coastal waters, rivers, and open seas. A variety of drop-in modules allow Challenger to adapt to a wide range of military and commercial missions. All of the GB-Challenger craft have been designed to be reconfigurable platforms which will accept mission modules that plug into the front deck section of the basic craft. Available mission modules range from dive salvage, drug interdiction, environmental response, and firefighting, to mine countermeasures and weapons deployment. The Challenger's drop-in modules can be installed in minutes with a simple dock-side lift. The GB-Challenger used two 660 HP model 3196 DITA Caterpillar engines, supported by a worldwide parts and maintenance network and twin 20-inch North American Marine Jet water propulsion units

      In connection with the potential sale of our manned craft, in August 2003, we have entered into a Co-Marketing Agreement with Norsco Marine whereby we shall sell and lease certain products to customers provided as a result of Norsco Marine's marketing and sales efforts. Together with Norsco Marine, we currently are offering the following products:

      o Fisheries Patrol Craft - this craft is 32' by 11' and is optimal for local enforcement officials. This vessel can be used for diving with easy access over the stern or side and is powered by twin Volvo gas inboard/outboards.

      o Landing Craft - this craft is 29' by 10' and is utilized in remote areas that lack docks or floats for beach access. It is powered by twin Yamaha 225hp four stroke engines.

      o Military/Patrol Craft - this is a 32' by 10' aluminum patrol craft that is powered by twin 420hp tourbocharged caterpillar engines.

      o Sportfishing Craft - We offer a variety of sportfishing craft. The first type is a 28' recreational vehicle that seats six inside its cabin that is generally used for sportfishing or charter operations. This vessel can either be build with a diesel or gas inboard/outboard engine or outboard engine. We also offer a 28' V-berth sportfishing craft that is built to specific designs. In addition, we offer a 22' center consol sportfishing craft that is constructed of aluminum. Finally, we are presently developing a 25' V-berth sportfishing that can be customized to various needs and is powered by an inboard/outboard gas engine.

We are currently involved in a dispute with Narsco Marrine regarding certain invoices for the sale of a vessel.


PLAN OF OPERATION

      It is our intent to develop and market a complete line of manned and unmanned marine craft for the domestic and international market. In addition, we plan to seek out the acquisition of new business opportunities and/or related technologies which will enhance shareholder value. We intend to seek business opportunities demonstrating the potential of long-term growth as opposed to short-term earnings. We have limited funds with which to pursue the acquisition of new business opportunities, as we have generated losses since our inception. In our pursuit of acquiring new business opportunities, we anticipate needing additional funding to cover legal and accounting expenses, in addition to the general business and operating expenses we incur as a result of maintaining our business. Given our current financial situation, the acquisition and development of the stated marine technologies cannot be achieved without an influx of capital. Sufficient funds cannot be generated from the existing contracts at this time. Any additional funding that we need to acquire a new business opportunity may come through private placements, public offerings and/or bank financing.

COMPETITION

      We are faced with significant competition in the marine industry for manned craft and competition in the unmanned craft area is starting to develop. Recent emphasis on Homeland Security initiatives, coupled with our unique position on the Spartan program, has provided new opportunities for our company in the unmanned craft area. However, despite our position in the Spartan program, the market for marine products for homeland security has recently started to develop and has become intensely competitive, rapidly evolving and subject to rapid technological change. We expect competition to persist, intensify and increase in the future. Such competition could materially adversely affect our business, operating results or financial condition.

POTENTIAL ACQUISITION

      In July 2003, we signed a Letter of Intent for the partial acquisition of The Radix Ortega Group, a marine and environmental engineering firm based out of Seattle, Washington. Radix Ortega currently has contracts with Washington State's Department of Transportation, the Port of Seattle, and the U.S. Navy Engineering Field Activity Northwest. Our work with the Navy involves environmental assessments for marine facility construction projects at Naval Shipyard Puget Sound in Bremerton, Washington. Radix Ortega also has a broad base of existing commercial customers including the Bechtel Corporation, Bank of America and the Puget Sound Energy

      Under the proposed terms of the acquisition, we will acquire up to 40% of Radix Ortega. We will operate as a separate business unit, with our own rate structure. This approach positions our company to be more competitive on service contracts, while leaving Integrated Maritime Platforms International, Inc., our wholly-owned subsidiary, to conduct the higher-cost research and development tasks. There is no assurance that we will obtain sufficient funding to complete the acquisition.

EMPLOYEES

      As of November 5, 2004, we have 8 full-time employees and 5 part-time employees. As we expand, additional engineering, technical, and management staff will be required.

PATENTS AND TRADEMARKS

      We do not own any patent or trademark.

                            DESCRIPTION OF PROPERTIES

      Together with our wholly-owned subsidiary, we lease office space under a month-to-month lease. For the use of this space, we paid rent in the amount of $15,000 for the year ended June 30, 2004. In September 2004, we entered into a lease for a manufacturing facility. The term of the lease is two years and the monthly rent is $4,800. We believe that our existing facilities are adequate for our current use.

      Our principal executive offices are located at 9119 Ridgetop Blvd. Suite 260, Silverdale, Washington 98383, and our telephone number is (360) 692-6446.

                                LEGAL PROCEEDINGS

      A lawsuit known as Spencer vs. Radix Marine, Inc. has been filed against us in the Circuit Court of the Eighteenth Judicial Circuit of Dupage County, State of Illinois, on June 29, 2004, for sending out unsolicited advertisements via telephone facsimile machines in violation of the United States Telephone Consumer Protection Act. The complaint seeks to have class action certified. Each member of the affected class, could assert a claim of $500. The sending of the unsolicited material was not authorized by us. Management has retained an attorney to represent them in this matter and management believes that class action status will not be granted.

      One of our former attorneys alleges an outstanding balance due to him from us in the amount of approximately $50,000. We believe that through cash payments and through the issuances of shares of its common stock to the attorney, we do not believe that there is any balance due him. Currently, we have contacted the attorney regarding the disputed balance due, but the attorney has yet to respond. Accordingly, no formal legal proceeding has been commenced.

      From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We may become involved in material legal proceedings in the future.

                                   MANAGEMENT

                        DIRECTORS AND EXECUTIVE OFFICERS

      The following information sets forth the names of our officers and directors, their present positions with us, and their biographical information.

Name                           Age          Office(s) Held
----------------------         --------     ------------------------------

Kathleen R. Bright             48           Director and President

Roy A. H. Rainey               50           Director and Secretary

Roger Janssen                  40           Director

Scott Edwards                  55           Vice President of Operations and CFO

Dale Brazale                   56           Vice President of Marketing and
                                            Business Development

Lieutenant General William J.  72           Director
Hilsman, U.S. Army (RET.)

Glenn Turcotte                 64           Director

KATHLEEN R. BRIGHT, DIRECTOR, PRESIDENT AND CHIEF EXECUTIVE OFFICER, has over twenty five years in defense contract management, business development, managerial accounting, human resources, training systems, logistics, and environmental and security programs. She holds a Bachelor's in Mathematics from the University of Washington and a Master's in Business Administration from University of Phoenix. Ms. Bright served as the President of IMPII for three years.

ROY RAINEY - SECRETARY OF RADIX MARINE, BOARD MEMBER OF RADIX MARINE, AND SECRETARY OF INTEGRATED MARITIME PLATFORMS, has over twenty years of law and business experience, combining an undergraduate degree in Accounting with a law degree from the University of Washington. In addition to maintaining a private practice, Mr. Rainey served a four year term as Judge of the Bremerton Municipal Court. In 1991, Judge Rainey was recognized by the Washington State Bar Association as the outstanding judge in the State of Washington.

ROGER JANSSEN, DIRECTOR, has over twenty years of experience in the manufacturing industry. For the past fourteen years he has owned and operated his own business in the greater Seattle area. Specific clients include Microsoft, Boeing, Starbucks Corporation, Precor, and Eldec.

SCOTT EDWARDS - VICE PRESIDENT AND ACTING CFO OF RADIX MARINE AND OPERATIONS MANAGER OF INTEGRATED MARITIME PLATFORMS. Mr. Edwards has a BS in Naval Science and Architecture, from Oregon State University. Serves as the Project Manager for the design and manufacture of the Challenger Class multimission craft. Mr. Edwards has twenty four years of commissioned service in the US Navy and Naval Reserve with two tours in Vietnam. Specialized in Physical Security and Antiterrorism retiring the 1996 with the rank of Captain. Mr. Edwards has 15 years experience in small craft operation and maintenance and has served as president and CEO of two manufacturing facilities.

DALE BRAZALE, VICE PRESIDENT MARKETING AND BUSINESS DEVELOPMENT, has over 20 years of corporate business experience from her start as Executive Assistant and Chairman and Chief Executive Officer of a major communication company to President of DTI International, Inc, a consulting company specializing in technology for information systems and educational markets. At DTI International she serves as an Adjunct Staff Member to the Institute for Defense Analyses
(IDA), and served as a leader on the Task Force to train the US Army of the future using distributed learning technologies. Additionally, she serves as a consultant to the United States National Guard Bureau's CIO to integrate the Guard network with the Defense Department's GIG-BE and the Homeland Security network for end-to-end situational awareness. She also serves on the NGB Strategic Issues Task Force to address the roles and missions of GuardNet and the DTTP in the year 2010. In this past year, Ms. Brazale served as a consultant on the Defense Science Board Summre Study on DoD Roles and Missions in Homeland Security.

LIEUTENANT GENERAL WILLIAM J. HILSMAN, U.S. ARMY (RET.), DIRECTOR. Lieutenant General Hilsman is co-founder and Chief Executive Officer of DTI International, Inc. (DTI), a Philadelphia-based consulting company specializing in information system technology, distributed learning technologies and programs, and Homeland Security IT solutions. Before forming DTI, Mr. Hilsman was with InterDigital Communications Corporation for over ten years. InterDigital is a pioneer in digital wireless local loop systems using TDMA and CDMA technology. Mr. Hilsman joined InterDigital as one of the founders of the company in 1983, and served as President, Chief Executive Officer and Chairman of the Board for over ten years. Prior to joining InterDigital, Mr. Hilsman was Chief of Defense Communications and Manager of the National Communications System in Washington, D.C., where he was responsible for the DoD worldwide communications and command and control systems. He also led the government planning on the response to AT&T's divestiture of the Bell System operating companies. During his military career, he served in a number of key posts, including Commanding General of the Army's Research and Development Laboratories at Fort Monmouth, New Jersey, Commanding General of the U.S. Army Communications Training Center at Fort Gordon, Georgia, and President of the US Army Combat Arms Training Board (CATB) at Fort Benning, Georgia. Mr. Hilsman's tours of duty included the 1st Infantry Division, the 9th Infantry Division, and the 4th Armored Division of the US Army.

      Mr. Hilsman currently serves on the Army Science Board Summer Study on the Future Combat System in Urban Combat, Stabilization and Peacekeeping Operations. He recently chaired the National Guard and Reserve Forces panel on the Defense Science Board Summer Study on the Role of the Department of Defense in Homeland Security. Mr. Hilsman was also a member of the Defense Science Board's task force on Training for Future Conflicts. In addition, Mr. Hilsman has served as a member of the Defense Science Board Summer Study on Tactics and Technology for Army 21st Century Military Superiority, as a consultant to the Army Science Board in distance learning, and as a consultant to the Defense Advanced Research Projects Agency (DARPA). He initiated and later served on the President's National Security Telecommunications Advisory Committee (NSTAC), a committee composed of chief executive officers from the telecommunications and information systems industry, advising the President on issues of national security and emergency preparedness. In addition, Mr. Hilsman is the founder and Chairman Emeritus of the National Science Center, Inc., a not-for-profit corporation in partnership with the United States Army and the private sector, dedicated to motivating America's youth to pursue education and careers in math and science. He also chairs the National Guard's Bureau (NGB) Strategic Issues Task Force to address the roles and missions of the NGB information technology systems in the year 2010. Mr. Hilsman led the Institute for Defense Analysis study team on distributed learning, strategic planning for the Army Training Support Center, and training of the digital army of the future. Mr. Hilsman graduated from the United States Military Academy at West Point in 1954 and, in 1962, received a Masters Degree in Electrical Engineering with a major in Computer Science from Northeastern University in Boston, Massachusetts. Mr. Hillsman attended the Army's Command and General Staff College at Fort Leavenworth and the Industrial College of the Armed Forces in Washington, DC.

      Mr. Hilsman serves on three non-profit Boards of Directors today: the National Science Center, Inc., the Community Learning and Information Network, and the Network for Instructional TV, Inc., all dedicated to improving education and career opportunities for America's youth.

      GLENN TURCOTTE, DIRECTOR. Since 1976, Mr. Turcotte has served in various capacities for Katy Industries, Inc., a company engaged in the production of maintenance and electrical products. From June 1995 through June 2001, Mr. Turcotte served as an Executive Vice President and Director of Katy. In June 2001, Mr. Turcotte resigned from Katy Industries, Inc. as a result of a change in control of the company. Mr. Turcotte also served on the Board of Directors for USA/Republic of China Economic Council. Mr. Turcotte graduated from the University of Minnesota in 1962.

COMMITTEES OF THE BOARD OF DIRECTORS

      We presently do not have an audit committee, compensation committee, nominating committee, an executive committee of our board of directors, stock plan committee or any other committees. However, our board of directors will establish various committees during the current fiscal year.

TERMS OF OFFICE

      Our directors are appointed for a one year term to hold office until the next annual general meeting of the holders of our Common Stock or until removed from office in accordance with our by-laws. Our officers are appointed by our board of directors and hold office until removed by our board of directors.

EXECUTIVE COMPENSATION

      The following tables set forth certain information regarding our CEO and each of our most highly-compensated executive officers whose total annual salary and bonus for the fiscal year ending June 30, 2003, 2002 and 2001 exceeded $100,000:

                                                               SUMMARY COMPENSATION TABLE

                                                                  ANNUAL COMPENSATION

                                                             Other
                                                             Annual      Restricted     Options      LTIP
   Name & Principal                Salary        Bonus       Compen-       Stock         SARs       Payouts      All Other
       Position           Year       ($)          ($)        sation ($)   Awards($)       (#)         ($)      Compensation
------------------------ ------- ------------ ------------ ------------ ------------- ----------- ------------ --------------
Kathleen Bright           2004   12,960(1)         0            0         250,000(2)      -            -             -
  President and CEO       2003   10,080(1)         0            0            -            -            -             -
                          2002   25,920(1)         0            0            -            -            -             -

(1) Represents a salary received from our wholly-owned subsidiary, Integrated Maritime Platforms International, Inc.

(2) Represents 250,000 shares of restricted stock issued in August 2004.

OUTSTANDING STOCK OPTIONS

      We have not granted any stock options and do not have any outstanding stock options. Accordingly, our officers and directors do not hold any options to purchase shares of our common stock.

COMPENSATION OF DIRECTORS

      Our directors do not receive cash compensation for their services as directors or members of committees of the board.

EMPLOYMENT AGREEMENT

      An employment agreement for Kathleen Bright, as President of Integrated Maritime, is no longer in force as of the date of her appointment as President of Radix Marine. We do not have any employment agreements currently in effect.

2004 STOCK INCENTIVE PLAN

      On August 5, 2004, we held our annual meeting of shareholders pursuant to which our shareholders approved our 2004 Employee Stock Incentive Plan and to authorize 5,000,000 shares of Common Stock for issuance under the Plan.

      The 2004 Incentive Plan was adopted by the Board of Directors. The Board of Directors has initially reserved 2,000,000 shares of Common Stock for issuance under the 2004 Incentive Plan. Under the Plan, options may be granted which are intended to qualify as Incentive Stock Options ("ISOs") under Section 422 of the Internal Revenue Code of 1986 (the "Code") or which are not ("Non-ISOs") intended to qualify as Incentive Stock Options thereunder.

      The 2004 Incentive Plan and the right of participants to make purchases thereunder are intended to qualify as an "employee stock purchase plan" under
Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The 2004 Incentive Plan is not a qualified deferred compensation plan under Section 401(a) of the Internal Revenue Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

      The primary purpose of the 2004 Incentive Plan is to attract and retain the best available personnel for the our company in order to promote the success of our business and to facilitate the ownership of our stock by employees. In the event that the 2004 Incentive Plan is not adopted we may have considerable difficulty in attracting and retaining qualified personnel, officers, directors and consultants.

      The 2004 Incentive Plan, when approved, will be administered by our Board of Directors, as the Board of Directors may be composed from time to time. All questions of interpretation of the 2004 Incentive Plan are determined by the Board, and its decisions are final and binding upon all participants. Any determination by a majority of the members of the Board of Directors at any meeting, or by written consent in lieu of a meeting, shall be deemed to have been made by the whole Board of Directors.

      Notwithstanding the foregoing, the Board of Directors may at any time, or from time to time, appoint a committee (the "Committee") of at least two members of the Board of Directors, and delegate to the Committee the authority of the Board of Directors to administer the Plan. Upon such appointment and delegation, the Committee shall have all the powers, privileges and duties of the Board of Directors, and shall be substituted for the Board of Directors, in the administration of the Plan, subject to certain limitations.

      Members of the Board of Directors who are eligible employees are permitted to participate in the 2004 Incentive Plan, provided that any such eligible member may not vote on any matter affecting the administration of the 2004 Incentive Plan or the grant of any option pursuant to it, or serve on a committee appointed to administer the 2004 Incentive Plan. In the event that any member of the Board of Directors is at any time not a "disinterested person", as defined in Rule 16b-3(c)(3)(i) promulgated pursuant to the Securities Exchange Act of 1934, the Plan shall not be administered by the Board of Directors, and may only by administered by a Committee, all the members of which are disinterested persons, as so defined.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      None of our directors or officers, nor any proposed nominee for election as one of our directors, nor any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares, nor any of our promoters, nor any relative or spouse of any of the foregoing persons has any material interest, direct or indirect, in any transaction since the date of our incorporation or in any presently proposed transaction which, in either case, has or will materially affect us.

                  CHANGES IN REGISTRANTS CERTIFYING ACCOUNTANT

September 2003

      On September 29, 2003, we dismissed Singer Lewak Greenbaum & Goldstein LLP ("Singer") as our independent auditor. Singer was engaged as our independent auditor from May 16, 2003 to September 29, 2003. Singer has issued no reports on financial statements of our company during the period that Singer was engaged or for the years ended June 30, 2001 and 2002. On June 5, 2003, Singer reported on the financial statements of Integrated Maritime Platforms International Inc, our wholly-owned subsidiary, for the year ended December 31, 2002 and for the period from April 9, 2001 inception to December 31, 2001.

      The decision to dismiss Singer was approved by our Board of Directors. During the period that Singer was engaged (and each of the two (2) years ended June 30, 2001 and 2002) there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to Singer's satisfaction would have caused it to make reference in connection with its opinion to the subject matter of the disagreement. During the period that Singer was engaged (and each of the two (2) years ended June 30, 2001 and 2002) Singer did not advise us of any "reportable events" as described in Item 304(a)(1)(v) of Regulation S-K. We requested Singer to furnish a letter addressed to the Commission, stating whether it agrees with the statements made by us, and, if not, stating the respects in which it does not agree. A copy of this letter, dated as of October 9, 2003, is filed as Exhibit 16.1 to this Current Report on Form 8-K/A.

      On September 29, 2003, we engaged Jonathon Reuben, C.P.A. ("Reuben") as our principal accountant to audit the our financial statements. During the two
(2) years ended June 30, 2001 and 2002, we did not consult Reuben on any matters described in Item 304(a)(2)(i) of Regulation S-K. During each of the two (2) years ended June 30, 2001 and 2002, we did consult Reuben on matters described in Item 304(a)(2)(ii) of Regulation S-K. We have provided Reuben with the opportunity to furnish it with a letter addressed to the Commission containing any new information, clarification of the Corporation's expression of its views, or the respects in which it does not agree with the statements made herein by the Corporation in response to Item 304(a).

May 2003

      On May 16, 2003, we dismissed Reuben as our independent auditor. Reuben's reports on the our financial statements for each of the years ended June 30, 2001 and 2002, and the subsequent interim period ended May 16, 2003, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to audit scope or accounting principles. The decision to dismiss Reuben was approved by our Board of Directors. During each of the two (2) years ended June 30, 2001 and 2002, and the subsequent interim period ended May 16, 2003, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to Reuben's satisfaction would have caused him to make reference in connection with their opinion to the subject matter of the disagreement. During each of the two (2) years ended June 30, 2001 and 2002, and the subsequent interim period ended May 16, 2003, Reuben did not advise us of any "reportable events" as described in Item 304(a)(1)(v) of Regulation S-K. We requested Reuben to furnish a letter addressed to the Commission, stating whether it agrees with the statements made by us, and, if not, stating the respects in which it does not agree. A copy of this letter, dated as of May 27, 2003, is filed as Exhibit 16.1 to our Current Report on Form 8-KA.

      On May 16, 2003, we engaged Singer Lewak Greenbaum & Goldstein LLP ("Singer") as our principal accountant to audit our financial statements. During each of the two (2) years ended June 30, 2001 and 2002, and the subsequent interim period ended May 16, 2003, we did not consult Singer on any matters described in Item 304(a)(2)(i) of Regulation S-K. During each of the two (2) years ended June 30, 2001 and 2002, and the subsequent interim period ended May 16, 2003, we did not consult Singer on any matters described in Item 304(a)(2)(ii) of Regulation S-K.

October 2002

      In October 2002, we dismissed Kurt D. Salinger, CPA and engaged Reuben as our auditors. Our management was familiar with Reuben and believed the new auditing accountant would provide quality service in a timely manner. Our Board of Directors approved the change in accounting firm as of October 01, 2002. The new accounting firm was not consulted prior to engagement on any specific accounting matter either completed or proposed. Prior to such engagement we have never had any disagreements with accountants on matters of accounting, financial disclosure, matter of accounting principles or practices, or auditing scope or procedure; nor had any principal accountant, currently or in past recent years, resigned or declined to stand for re-election.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding beneficial ownership of our common stock as of November 5, 2004

      o by each person who is known by us to beneficially own more than 5% of our common stock;

      o     by each of our officers and directors; and

      o     by all of our officers and directors as a group.

Name and Address                    Amount and Nature            Percent Prior     Percent After
Of Beneficial Holder                of Beneficial Ownership(1)   to Offering(2)      Offering(3)
--------------------                -----------------------       -------------     ----------
Roger Janssen                       3,862,500                        5.13%              1.57%
403 Kenrick Place
Burlington, WA  98233

Kathleen Bright                     2,000,000                        2.66%              *
4105 Kennedy Dr.
Bremerton, WA  98310

Roy Rainey                          1,650,000                        2.19%              *
1854 Kint Drive
Bremerton, WA  98311

Dale Brazale                          250,000                          *                *
501 Addison Court
Philadelphia, PA 19147

Glenn Turcotte                        250,000                          *                *
1093 A1A Beach Blvd.
St. Augustine, FL 32080

William Hilsman                       250,000                          *                *
501 Addison Court
Philadelphia, PA 19147

Scott Edwards
P.O. Box 207
Keyport, WA   98345                         0                          *                *

Executive Officers and Directors    8,262,500                       10.9%               3.34%
As A Group

* Less then one percent.

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of November 4, 2004 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Percentage based on 75,230,935 shares of common stock outstanding.

(3) Percentage based on 245,230,935 shares of common stock outstanding.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

      We are authorized to issue up to 250,000,000 shares of Common Stock, par value $.001. Pursuant to a vote of our shareholders in connection with our definitive proxy statement filed with the SEC on June 28, 2004, our shareholders approved an amendment to the company's Certificate of Incorporation to increase the number of authorized shares from 75,000,000 to 250,000,000 as required by a Securities Purchase Agreement we entered into with an accredited investor on March 17, 2004, for the sale of $300,000 in convertible debentures and warrants to buy 3,000,000 shares of our common stock. As of November 4, 2004, there were 75,230,935 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

      We have engaged Pacific Stock Transfer Company, 500 E. Warm Springs Road, Suite 240, Las Vegas, Nevada 89119-4301, as independent transfer agent or registrar.

PREFERRED STOCK

      We are authorized to issue 25,000,000 shares of preferred stock, $.005 par value per share, and no share of preferred stock are currently outstanding. The shares of preferred stock may be issued in series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the board of directors. The board of directors is expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of preferred stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Nevada.

WARRANTS

      In connection with a Securities Purchase Agreement dated March 2004, the accredited investor was issued 3,000,000 warrants to purchase shares of common stock. The warrants are exercisable until three years from the date of issuance at a purchase price of $1.00 per share.

CONVERTIBLE SECURITIES

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with an accredited investor on March 17, 2004 for the sale of
(i) $300,000 in convertible debentures and (ii) warrants to buy 3,000,000 shares of our common stock. This prospectus relates to the resale of the common stock underlying these convertible debentures and warrants.

      The investors provided us with an aggregate of $300,000 as follows:

            o     $250,000 was disbursed to us on March 18, 2004; and

            o $50,000 has been retained for services provided to our company by various professionals, which shall be disbursed upon effectiveness of this registration statement;

      The debentures bear interest at 7 3/4%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholder's option. The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 11, less the product of the conversion price multiplied by ten times the dollar amount of the debenture. The conversion price for the convertible debenture is the lesser of (i) $0.20 or (ii) seventy percent of the of the average of the three lowest volume weighted average prices during the forty-five (45) trading days prior to the conversion. Accordingly, there is in fact no limit on the number of shares into which the debenture may be converted. In addition, the selling stockholder is obligated to exercise the warrant concurrently with the submission of a conversion notice by the selling stockholder. The warrant is exercisable into 3,000,000 shares of common stock at an exercise price of $1.00 per share.

      The selling stockholder has contractually agreed to restrict its ability to convert or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock. See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the convertible debentures.

      In the event that the registration statement is not declared effective by the required deadline, La Jolla may demand repayment of the Debenture of 125% of the face amount outstanding, plus all accrued and unpaid interest, in cash. If the repayment is accelerated, we are also obligated to issue to La Jolla 50,000 shares of common stock for each 30 day period, or portion thereof, during which the face amount, including interest thereon, remains unpaid. If La Jolla does not elect to accelerate the debenture, we are required to immediately issue to La Jolla 50,000 shares of common stock for each 30 day period, or portion thereof, during which the face amount, including interest thereon, remains unpaid.

      On May 19, 2004, we entered into an Addendum to Convertible Debenture and Warrant to Purchase Common Stock with La Jolla pursuant to which La Jolla waived the minimum monthly conversion requirement in section 3.1(a) of the Debenture, in which the Holder is required to convert at least 5% of the face value of the Debenture per calendar month and if the conversion price is below $0.05, the Company shall have the right to prepay the portion of the Debenture that the Holder elected to convert, plus any accrued and unpaid interest, at 150% of such amount. .

      On June 24, 2004, we entered into an Addendum to Convertible Debenture and Warrant to Purchase Common Stock with La Jolla pursuant to which we delivered 2,500,000 registered shares of our common stock to La Jolla. Such shares were part of our obligation to deliver shares for Debenture conversions and warrant exercises which are associated with the warrant prepayment arrangement which we have agreed upon with La Jolla. Upon receipt of the 2,500,000 shares, La Jolla provided:

      o     $100,000 to our company

      o $50,000 to an investor awareness company(s) on behalf of our company.

      Such funds represent a prepayment towards the future exercise of warrant shares under the warrants. In addition, La Jolla waived the minimum monthly conversion requirement in section 3.1(a) of the Debenture, in which the Holder may convert at least 5% of the face value of the Debenture per calendar month and if the conversion price is below $0.05, the Company shall have the right to prepay the portion of the Debenture that the Holder elected to convert, plus any accrued and unpaid interest, at 150% of such amount.

      On August 16, 2004, we entered into an Addendum to Convertible Debenture and Warrant to Purchase Common Stock with La Jolla pursuant to which La Jolla agreed to fund:

      o     $80,000 to our company

      o     $10,000 for legal fees.

      In addition, upon filing of this registration statement, La Jolla will fund an additional $50,000 to our company and an additional $10,000 in legal fees.

      The percentage conversion price set forth in section 3.1(a) of the debenture was decreased by 10 percentage points from 80% to 70% of the average of the 3 lowest volume weighted average prices during the during the forty five
(45) trading days prior to the Holder's election to convert.

      On October 29, 2004, we entered into an Addendum to Convertible Debenture and Warrant to Purchase Common Stock with La Jolla pursuant to which La Jolla agreed to use prepaid warrant credits for no more than 50% of the remaining warrant exercises for the month.-

SAMPLE CONVERSION CALCULATION

      The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 11, less the product of the conversion price multiplied by ten times the dollar amount. The conversion price for the convertible debentures is the lesser of (i) $0.20 or (ii) seventy percent of the of the average of the three lowest volume weighted average prices during the forty-five (45) trading days prior to the conversion. For example, assuming conversion of $300,000 of debentures on November 4, 2004, a conversion price of $0.012 per share, the number of shares issuable upon conversion would be:

($300,000 x 11) - ($.012 x (10 x $300,000))  = 3,264,000 /$.012 = 272,000,000

      The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our convertible debentures, based on market prices 25%, 50% and 75% below the market price, as of November 4, 2004 of $0.012.

                                                 Number                % of
% Below      Price Per      With Discount       of Shares           Outstanding
Market          Share         at 20%            Issuable               Stock
------          -----         ------            --------               -----

25%            $.009          $.0072           419,665,556            84.80%
50%            $.006          $.0048           630,880,833            89.55%
75%            $.003          $.0024         1,264,526,667            94.38%


                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

      The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

      o an exchange distribution in accordance with the rules of the applicable exchange;

      o     privately-negotiated transactions;

      o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

      o     through the writing of options on the shares

      o     a combination of any such methods of sale; and

      o     any other method permitted pursuant to applicable law.

      The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

      The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

      We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

      The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

      The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder is contractually restricted from engaging in short sells. In addition, if a such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

      We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, which arise out of or are based upon an untrue statement of a material fact contained in this and any registration statement or an omission or an alleged ommision to state a material fact required to be stated therein, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

      If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

PENNY STOCK

      The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and

      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

      In order to approve a person's account for transactions in penny stocks, the broker or dealer must

      o obtain financial information and investment experience objectives of the person; and

      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

      The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and

      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

      Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              SELLING STOCKHOLDERS

      The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

      The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
                                          Total
                      Total Shares of   Percentage                                                           Percentage
                       Common Stock     of Common     Shares of                                 Beneficial   of Common
                       Issuable Upon      Stock,     Common Stock   Beneficial  Percentage of   Ownership   Stock Owned
                       Conversion of     Assuming     Included in   Ownership   Common Stock    After the      After
        Name            Debentures         Full       Prospectus    Before the  Owned Before    Offering     Offering
                      and/or Warrants    Conversion       (1)       Offering*   Offering*        (4)           (4)

------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
La Jolla Cove           380,212,500(3)    152%         Up to      3,881,058      4.9%           --            --
  Investors,                                          170,000,000
  Inc.(2)                                              shares of
                                                     common stock
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------

* These columns represents the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time) due to their 4.9% limitation.

** Less than one percent.

      The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the convertible debentures is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) Includes a good faith estimate of the shares issuable upon conversion of the convertible debentures and exercise of warrants, based on current market prices. Because the number of shares of common stock issuable upon conversion of the convertible debentures is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. Under the terms of the convertible debentures, if the convertible debentures had actually been converted on November 4, 2004, the conversion price would have been $.012. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the convertible debentures and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. However the selling stockholders have contractually agreed to restrict their ability to convert their convertible debentures or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the convertible debentures and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2) The selling stockholder is an unaffiliated third party. In accordance with rule 13d-3 under the Securities Exchange Act of 1934, Norman Lizt may be deemed a control person of the shares owned by the selling stockholder.

(3) Includes 377,422,500 shares of common stock underlying our $300,000 convertible debenture and 2,790,000 shares of common stock underlying common stock purchase warrants issued to La Jolla Cove Investors, Inc.

(4) Assumes that all securities registered will be sold.

TERMS OF CONVERTIBLE DEBENTURES

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with an accredited investor on March 17, 2004 for the sale of
(i) $300,000 in convertible debentures and (ii) warrants to buy 3,000,000 shares of our common stock. This prospectus relates to the resale of the common stock underlying these convertible debentures and warrants.

      The investors provided us with an aggregate of $300,000 as follows:

            o     $250,000 was disbursed to us on March 18, 2004; and

            o $50,000 has been retained for services provided to our company by various professionals, which shall be disbursed upon effectiveness of this registration statement;

      The debentures bear interest at 7 3/4%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholder's option. The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 11, less the product of the conversion price multiplied by ten times the dollar amount of the debenture. The conversion price for the convertible debenture is the lesser of (i) $0.20 or (ii) seventy percent of the of the average of the three lowest volume weighted average prices during the forty-five (45) trading days prior to the conversion. Accordingly, there is in fact no limit on the number of shares into which the debenture may be converted. In addition, the selling stockholder is obligated to exercise the warrant concurrently with the submission of a conversion notice by the selling stockholder. The warrant is exercisable into 3,000,000 shares of common stock at an exercise price of $1.00 per share.

      The selling stockholder has contractually agreed to restrict its ability to convert or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock. See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the convertible debentures.

      In the event that the registration statement is not declared effective by the required deadline, La Jolla may demand repayment of the Debenture of 125% of the face amount outstanding, plus all accrued and unpaid interest, in cash. If the repayment is accelerated, we are also obligated to issue to La Jolla 50,000 shares of common stock for each 30 day period, or portion thereof, during which the face amount, including interest thereon, remains unpaid. If La Jolla does not elect to accelerate the debenture, we are required to immediately issue to La Jolla 50,000 shares of common stock for each 30 day period, or portion thereof, during which the face amount, including interest thereon, remains unpaid.

      On May 19, 2004, we entered into an Addendum to Convertible Debenture and Warrant to Purchase Common Stock with La Jolla pursuant to which La Jolla waived the minimum monthly conversion requirement in section 3.1(a) of the Debenture, in which the Holder is required to convert at least 5% of the face value of the Debenture per calendar month and if the conversion price is below $0.05, the Company shall have the right to prepay the portion of the Debenture that the Holder elected to convert, plus any accrued and unpaid interest, at 150% of such amount. .

      On June 24, 2004, we entered into an Addendum to Convertible Debenture and Warrant to Purchase Common Stock with La Jolla pursuant to which we delivered 2,500,000 registered shares of our common stock to La Jolla. Such shares were part of our obligation to deliver shares for Debenture conversions and warrant exercises which are associated with the warrant prepayment arrangement which we have agreed upon with La Jolla. Upon receipt of the 2,500,000 shares, La Jolla provided:

      o     $100,000 to our company

      o $50,000 to an investor awareness company(s) on behalf of our company.

      Such funds represent a prepayment towards the future exercise of warrant shares under the warrants. In addition, La Jolla waived the minimum monthly conversion requirement in section 3.1(a) of the Debenture, in which the Holder may convert at least 5% of the face value of the Debenture per calendar month and if the conversion price is below $0.05, the Company shall have the right to prepay the portion of the Debenture that the Holder elected to convert, plus any accrued and unpaid interest, at 150% of such amount.

      On August 16, 2004, we entered into an Addendum to Convertible Debenture and Warrant to Purchase Common Stock with La Jolla pursuant to which La Jolla agreed to fund:

      o     $80,000 to our company

      o     $10,000 for legal fees.

      In addition, upon filing of this registration statement, La Jolla will fund an additional $50,000 to our company and an additional $10,000 in legal fees.

      The percentage conversion price set forth in section 3.1(a) of the debenture was decreased by 10 percentage points from 80% to 70% of the average of the 3 lowest volume weighted average prices during the during the forty five
(45) trading days prior to the Holder's election to convert.

      On October 29, 2004, we entered into an Addendum to Convertible Debenture and Warrant to Purchase Common Stock with La Jolla pursuant to which La Jolla agreed to use prepaid warrant credits for no more than 50% of the remaining warrant exercises for the month.-

      A complete copy of the Securities Purchase Agreement and related documents were filed with the SEC as exhibits to our Form SB-2 relating to our prospectus which was filed with the SEC on April 9, 2004.

SAMPLE CONVERSION CALCULATION

      The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 11, less the product of the conversion price multiplied by ten times the dollar amount. The conversion price for the convertible debentures is the lesser of (i) $0.20 or (ii) seventy percent of the of the average of the three lowest volume weighted average prices during the forty-five (45) trading days prior to the conversion. For example, assuming conversion of $300,000 of debentures on November 4, 2004, a conversion price of $0.012 per share, the number of shares issuable upon conversion would be:

($300,000 x 11) - ($.012 x (10 x $300,000))  = 3,264,000 /$.012 = 272,000,000

      The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our convertible debentures, based on market prices 25%, 50% and 75% below the market price, as of November 4, 2004 of $0.012.

                                                 Number                % of
% Below      Price Per      With Discount       of Shares           Outstanding
Market          Share         at 20%            Issuable               Stock
------          -----         ------            --------               -----

25%            $.009          $.0072           419,665,556            84.80%
50%            $.006          $.0048           630,880,833            89.55%
75%            $.003          $.0024         1,264,526,667            94.38%


                                  LEGAL MATTERS

      Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

                                     EXPERTS

      Jonathon P. Reuben, C.P.A., Accountancy Corporation, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at June 30, 2004 and 2003, and for the years then ended that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the auditors' opinion based on their expertise in accounting and auditing.

                              AVAILABLE INFORMATION

      We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Radix Marine, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

      We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                               RADIX MARINE, INC.
                          (A Development Stage Company)
                              FINANCIAL STATEMENTS

                                    Contents

                                                                            Page
                                                                            ----

Independent Auditors' Report                                                 F-1

Balance Sheet                                                                F-2

Statements of Operations and Accumulated Deficit                             F-3

Statement of Stockholders' Deficit                                           F-4

Statement of Cash Flows                                                      F-5

Notes to Financial Statements                                                F-6

                          Independent Auditors' Report

Board of Directors
Radix Marine, Inc.
Silverdale, Washington

We have audited the accompanying consolidated balance sheet of Radix Marine, Inc. (A Development Stage Company) as of June 30, 2004, and the related consolidated statements of operations and deficit accumulated during the development stage, cash flows, and stockholders' deficit for the two years then ended, and from the Company's inception (February 7, 2000) through June 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accountng Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Radix Marine, Inc. as of June 30, 2004, and the consolidated results of its operations and its consolidated cash flows for the two years then ended, and from the Company's inception (February 7, 2000) through June 30, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discuss in Note 11 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 11. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

s/s Jonathon P. Reuben, CPA

Jonathon P. Reuben, C.P.A.
Accountancy Corporation
Torrance. California
October 14, 2004

RADIX MARINE, INC.
(FORMERLY MODERN MFG SERVICES, INC.)
(A DEVELOPMENT STAGE CORPORATION)
CONSOLIDATED BALANCE SHEET
JUNE 30, 2004
-------------------------------------------------------------------------------

ASSETS

   CURRENT ASSETS
     Cash                                                           $    42,602
     Accounts receivable                                                160,611
     Prepaid expenses                                                    50,000
                                                                    -----------
       TOTAL CURRENT ASSETS                                             253,213
                                                                    -----------

   PROPERTY & EQUIPMENT
     Property held under capital lease                                  587,404
     Office equipment                                                     5,052
     Computer software                                                    2,246
                                                                    -----------
                                                                        594,702
     Less accumulated depreciation                                     (108,895)
                                                                    -----------
                                                                        485,807
                                                                    -----------

   OTHER ASSETS
     Intangible assets not subject to amortization
       Goodwill                                                         550,704
     Intangible assets subject to amortization
       Other                                                            326,671
                                                                    -----------
                                                                        877,375
                                                                    -----------

       TOTAL ASSETS                                                 $ 1,616,395
                                                                    ===========

LIABILITIES AND STOCKHOLDERS' (DEFICIT)
   CURRENT LIABILITIES
     Accounts payable                                               $    33,017
     Payroll taxes payable                                               12,539
     Legal fees payable                                                  12,784
     Accrued expenses                                                     7,671
     Payable to related parties                                         157,630
     Current maturities of long-term debt                               669,988
     Current portion of obligation under capital lease                   98,799
                                                                    -----------
       TOTAL CURRENT LIABILITIES                                        992,428
                                                                    -----------

     Long-term debt                                                     288,500
     Obligations under capital lease                                    412,246

       TOTAL LIABILITIES                                              1,693,174
                                                                    -----------

   STOCKHOLDERS' (DEFICIT)
     Common stock,  $.001 par value; authorized
       75,000,000 shares; issued and outstanding
       65,895,149 shares as of June 30, 2004                             65,895
     Additional paid-in capital                                       4,017,353
     Deficit accumulated during the development stage                (4,320,027)
     Prepaid common stock warrants                                      160,000
                                                                    -----------

       TOTAL STOCKHOLDERS' (DEFICIT)                                    (76,779)
                                                                    -----------

       TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)                $ 1,616,395
                                                                    ===========

See accompanying notes.

RADIX MARINE, INC.
(FORMERLY MODERN MFG SERVICES, INC.)
(A DEVELOPMENT STAGE CORPORATION)
CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                                                                   DEFICIT
                                                                                 ACCUMULATED
                                                                                  DURING THE
                                                           June 30,              DEVELOPMENT
                                                     2003            2004           STAGE
                                                 ------------    ------------    ------------
INCOME
   Revenue from research & development
     contract                                    $    252,015    $     68,956    $    321,146
   Vessel sales                                            --          91,541          91,716
    Sale of aviation fuel                                  --         118,930         119,105
                                                 ------------    ------------    ------------
                                                      252,015         279,427         531,967
                                                 ------------    ------------    ------------

EXPENSES
   Cost of sales                                           --         205,970         205,970
   Selling, general and administrative                632,202       1,503,940       3,084,156
   Loss on abandonment of website development              --              --         460,515
   Loss on impairment of goodwill                     750,000              --         750,000
   Research and development                           310,499          36,763         479,207
                                                 ------------    ------------    ------------
                                                    1,692,701       1,746,673       4,979,848
                                                 ------------    ------------    ------------

OTHER INCOME (EXPENSES)
   Loss on disposal and repossession of assets        (13,091)             --         (13,091)
   Interest income                                         42              24              66
   Interest expense                                  (102,901)       (178,319)       (281,444)
   GAIN (LOSS) ON EXTINGUISHMENTS OF DEBT             326,840         (81,794)        422,323
                                                 ------------    ------------    ------------
                                                      210,890        (260,089)        127,854
                                                 ------------    ------------    ------------

   NET LOSS                                      $ (1,229,796)   $ (1,727,335)   $ (4,320,027)
                                                 ============    ============    ============

PER SHARE DATA
   BASIC LOSS PER SHARE                          $      (0.06)   $      (0.04)
                                                 ============    ============

   WEIGHTED AVERAGE COMMON
       SHARES OUTSTANDING                          21,465,403      49,300,243
                                                 ============    ============

See accompanying notes.

RADIX MARINE, INC.
(FORMERLY MODERN MFG SERVICES, INC.)
STATEMENT OF STOCKHOLDERS' (DEFICIT)
JULY 1, 2003 THOUGH JUNE 30, 2004
--------------------------------------------------------------------------------

                                                                                                                           DEFICIT
                                                                                                                        ACCUMULATED
                                                                                COMMON STOCK            ADDITIONAL      DURING THE
                                                                       ----------------------------      PAID-IN        DEVELOPMENT
                                                                          SHARES           AMOUNT        CAPITAL           STAGE
                                                                       ------------    ------------    ------------    ------------
Shares issued for cash                                                   11,516,000          11,516              --
Shares issued for services                                                    9,000          11,725              --
Net loss for the year ended June 30, 2000                                        --              --              --         (41,098)
                                                                       ------------    ------------    ------------    ------------

   Balance - June 30, 2000                                               11,525,000          23,241              --         (41,098)
Adjust for reverse acquisition of MPEG Super Site, Inc.                     814,985         (10,901)         10,901        (600,228)
                                                                       ------------    ------------    ------------    ------------

   Balance - June 30, 2000 - restated                                    12,339,985          12,340          10,901        (641,326)

Net loss for the year ended June 30, 2001                                        --              --              --         (87,830)
                                                                       ------------    ------------    ------------    ------------

  Balance - June 30, 2001                                                12,339,985          12,340          10,901        (729,156)

Aug  2001 - Shares issued as payment on
   prior year's payables                                                    450,000             450          32,050              --
Aug 2001 - Shares issued for legal services                                 100,000             100          24,900              --
Aug 2001 - Shares issued for consulting services                             10,000              10           4,990              --
Aug 2001 - Shares issued for legal services                                  10,000              10           4,990              --
Sept 2001 - Payment on software license                                      50,000              50          59,950              --
Sept 2001 - Shares issued for consulting services                           300,000             300          14,700              --
Oct, 2001 - Shares issued for legal services                                 10,000              10           4,990              --
Oct 2001 - Shares issued for consulting services                              1,000               1             499              --
Oct 2001 - Shares returned to treasury and cancelled                        (17,500)            (17)             17              --
Dec 2001 - Shares issued for cash                                            37,037              37           9,963              --
Jan 2002 - Shares issued for consulting services                              5,000               5           3,745              --
May 2002 - Shares issued for cash                                           250,000             250          24,750              --
May 2002 - Shares issued for cash                                             6,000               6           2,994              --
June 2002 - Shares issued for consulting services                            10,000              10           6,990              --
June 2002 - Extinguishment of indebtedness due Retailport.com               100,000             100          16,823              --
June 2002 - Shares issued for consulting services                            65,000              65          10,935              --
June 2002 - Shares issued for cash                                            6,000               6           2,994              --
Net loss for the year ended June 30, 2002                                        --              --              --        (564,816)
                                                                       ------------    ------------    ------------    ------------

  Balance - June 30, 2002                                                13,732,522          13,733         237,181      (1,293,972)

July 2002 - Shares issued for cash                                          136,364             136          29,864              --
Aug 2002 - Shares issued for cash                                           224,243             224          39,776              --
Sept 2002 - Shares issued for cash                                          266,667             267          39,733              --
Sept 2002 - Net income and expenses of Integrated Marine
    for the period prior to acquisition                                                                                     (68,924)
Oct 2002 - Shares issued as payment on payables                              14,000              14           6,486              --
Oct 2002 - Shares issued for acquisition of Integrated Marine             4,005,075           4,005       1,268,139              --
Oct 2002 - Shares issued for consulting services                            152,000             152              --              --
Nov 2002 - Shares issued in cancellation of indebtedness                  1,000,000           1,000         149,000              --
Nov 2002 - Shares issued for consulting services                            520,000             520         129,480              --
Dec 2002 - Shares issued in cancellation of indebtedness                     10,000              10           2,490              --
Jan 2003 - Shares issued in cancellation of indebtedness                     47,500              48           6,203              --
Feb 2003 - Shares issued for consulting services                            150,000             150          37,350              --
Mar 2003 - Shares issued for cash                                         1,645,500           1,646          51,067              --
April 2003 - Shares issued for consulting services                          800,000             800         112,000              --
April 2003 - Shares issued for cash                                         909,714             910          25,245              --
May 2003 - Shares issued for cash                                           722,714             723          20,046              --
May 2003 - Shares issued for consulting services                          1,500,000           1,500         163,500              --
May 2003 - Additional shares issued on acquisition of Integrated Marine   7,550,000           7,550          (7,550)             --
May 2003 - Shares rescinded                                              (3,500,000)         (3,500)             --              --
May 2003 - Shares issued for convertible notes                            1,005,966           1,006          40,994              --
Net loss for the year ended June 30, 2003                                        --              --              --      (1,229,796)
                                                                       ------------    ------------    ------------    ------------

  Balance - June 30, 2003                                                30,892,265    $     30,893    $  2,351,003    $ (2,592,692)

July 2003 - Shares issued for legal services                              2,000,000           2,000         128,000
September 2003 - Shares issued for convertible notes                      3,982,363           3,982          86,018
October 2003 - Shares issued for consulting services                      6,258,000           6,258         557,962
October 2003 - Shares issued for legal services                           1,000,000           1,000          89,000
October 2003 - Shares issued for cancellation of indebtedness             1,582,608           1,582         109,200
December 2003 - Shares issued for consulting services                     2,450,000           2,450         275,550
December 2003 - Shares issued for legal services                          1,500,000           1,500         178,500
December 2003 - Shares issued for convertible notes                       1,655,090           1,656          46,845
December 2003 - Shares issued in lieu of lease payments                   1,654,167           1,654          59,178
December 2003 - Shares issued for extinguishment of debt                      9,632              10             712
January  2004 - Shares issued for convertible notes                       4,710,988           4,711         165,848
January 2004 - Shares issued in lieu of lease payments                      441,772             442          14,766
January 2004 - Shares issued for extinguishment of debt                     809,770             810          54,659
March 2004 - Shares issued for extinguishment of debt                       625,000             625          64,063
April 2004 - Shares issued for convertible debenture and warrant            441,412             441          27,059
May 2004 - Shares issued for convertible debenture and warrant              568,457             568          21,432
May 2004 - Shares issued for convertible debenture and warrant              257,009             257          10,743
June 2004 - Shares issued for convertible debenture and warrant             664,652             665          21,335
June 2004 - Shares issued for consulting services                           106,474             106           5,111
June 2004 - Shares issued for convertible debenture and warrant             664,652             665          21,335
June 2004 - Shares issued for convertible debenture and warrant             664,652             665          21,335
June 2004 - Shares issued for convertible debenture                         206,186             206           4,794
June 2004 - Shares issued for cash                                        2,500,000           2,500         147,500
June 2004 - Shares issued for extinguishment of debt                        250,000             250          10,625
Offering costs                                                                                             (455,220)
Net loss for the year ended June 30, 2004                                        --              --              --      (1,727,335)
                                                                       ------------    ------------    ------------    ------------

                                                                         65,895,149    $     65,895    $  4,017,353    $ (4,320,027)
                                                                       ============    ============    ============    ============

See accompanying notes.

RADIX MARINE, INC.
(FORMERLY MODERN MFG SERVICES, INC.)
(A DEVELOPMENT STAGE CORPORATION)
CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                                                          DEFICIT
                                                                                                        ACCUMULATED
                                                                                                        DURING THE
CASH FLOWS FROM OPERATING ACTIVITIES                                                JUNE 30,            DEVELOPMENT
                                                                              2003           2004          STAGE
                                                                          -----------    -----------    -----------
   Net Loss                                                               $(1,229,796)   $(1,727,335)   $(4,320,027)
   Adjustments to reconcile net loss to net cash
      used by operating activities:
         Stock issued for services                                            453,182        833,092      1,363,524
         Abandonment of website development                                        --             --        422,108
         (Gain)  loss on extinguishment of indebtedness                      (326,840)        81,794       (422,323)
         Loss on disposal and repossession of assets                           13,091             --         13,091
         Loss on impairment of goodwill                                       750,000             --        750,000
         Depreciation expense                                                  35,889        108,720        144,615
         Amortization expense                                                  75,386        100,514        175,900
         (Increase) decrease in assets
           (Increase) in accounts receivable                                  (66,757)       (93,854)      (160,611)
           (Increase) in prepaid expenses                                      (2,500)       (47,500)       (50,000)
         Increase (decrease) in liabilities
           Increase (decrease) in accounts payable and accrued expenses        (9,658)      (235,958)      (345,028)
           Increase (decrease) in licensing obligation                             --         74,790         74,790
           Increase in notes payable                                           14,891          4,033         18,924
           Increase (decrease) in obligations under capital lease                  --         42,374         42,374
                                                                          -----------    -----------    -----------

           NET CASH USED IN OPERATING ACTIVITIES                             (293,112)      (859,330)    (2,292,663)
                                                                          -----------    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES

   Office equipment/software purchases                                         (5,052)        (2,246)        (7,526)
                                                                          -----------    -----------    -----------

         NET CASH USED IN INVESTING ACTIVITIES                                 (5,052)        (2,246)        (7,526)
                                                                          -----------    -----------    -----------


CASH FLOWS FROM FINANCING ACTIVITIES

   Amounts received from related parties                                      112,474         42,830        247,474
   Amounts received from line of credit                                       127,000             --        127,000
   Amounts received from long-term debt                                       169,748             --        169,748
   Amounts received from payables to others                                    52,550        115,746        168,296
   Amounts received from convertible debenture                                     --        300,000        300,000
   Amounts received from convertible notes                                         --        314,059        314,059
   Amounts received from exercise of common stock warrants                         --        265,000        265,000
   Amounts received on issuance of common stock warrants                           --        160,000        160,000
   Cash received in reverse acquisition with MPEG Super Site, Inc.                 --             --          1,641
   Repayments to related parties                                              (90,974)       (61,029)      (170,103)
   Repayments of long-term debt                                              (180,049)      (123,449)      (303,498)
   Repayments of payables to others                                            (5,900)       (79,124)       (85,024)
   Proceeds from private offerings                                            109,999             --      1,178,198
   Costs incurred from private offerings                                           --        (30,000)       (30,000)
                                                                                         -----------    -----------

         NET CASH PROVIDED BY FINANCING ACTIVITIES                            294,848        904,033      2,342,791
                                                                          -----------    -----------    -----------

         NET INCREASE (DECREASE) IN CASH AND CASH
           EQUIVALENTS                                                         (3,316)        42,457         42,602

         BEGINNING BALANCE - CASH AND CASH EQUIVALENTS                          3,461            145             --
                                                                          -----------    -----------    -----------

         ENDING BALANCE - CASH AND CASH EQUIVALENTS                       $       145    $    42,602    $    42,602
                                                                          ===========    ===========    ===========

SUPPLEMENTAL INFORMATION:

   CASH PAID FOR:

      Interest Expense                                                    $     6,595    $    57,122
                                                                          ===========    ===========
      Income Taxes                                                        $        --    $        --
                                                                          ===========    ===========

NON-CASH INVESTMENT AND FINANCING INFORMATION

      During the year ended June 30, 2003, the Company issued 1,071,500 shares of its common stock to consultants in the cancellation of $162,250 of indebtedness.

      During the year ended June 30, 2004, holders of the Company convertible debentures exercised their option and converted $325,558 of indebtedness in exchange for 13,700,460 shares of the company's common stock.

      During the year ended June 30, 2004, the Company entered into an agreement to lease the same vessel which had been previously foreclosed upon. The lease was accounted for as a capital lease and the Company values the leased vessel at the present value of the lease payments totalling $587,405. During the year, the Company made five lease payments totalling $76,040 through the issuance of 2,095,939 shares of the company common stock.

      During the year ended June 30, 2004, the Company issued 3,027,010 in exchange for the cancellation of indebtedness amounting to $149,868. The Company recognized an $81,794 loss which was charged to operations on the difference between the value of the shares issued and amount of the canceled indebtedness.

      During the year ended June 30, 2004, the Company issued 4,258,000 to a consultant in connection with the Company's private offerings. The shares were valued at $425,220 and was charged against the proceeds received.

See accompanying notes.

RADIX MARINE, INC.
(FORMERLY MODERN MFG SERVICES, INC.)
(A DEVELOPMENT STAGE CORPORATION)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1 - ORGANIZATION

      Radix Marine, Inc. (the "Company"), formerly known as Modern MFG Services, Inc. is a corporation that was formed under the laws of the State of Colorado on September 30, 1958. The name was changed from Modern MFG Services, Inc. in March of 2003 to Radix Marine, Inc. The Company was organized for the purpose of developing a service organization using modern technology through the internet for machinists, machine shops, and customers, to make contact, bid for jobs and other related matters.

      On September 30, 2002 the Company acquired Integrated Maritime Platforms International, Inc. ("Integrated"). Integrated is currently developing for construction an Unmanned Surface Vehicle Prototype. It is the Company's intent to develop and market a complete line of manned and unmanned marine craft for the domestic and international market.

      The Company is in the development stage as defined in FASB Statement 7. The Company has not paid any dividends, and dividends that may be paid in the future, will depend on the financial requirements of the Company and other relevant factors.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      BASIS OF PRESENTATION

      The Company's financial statements are prepared using the accrual method of accounting in accordance with accounting principles generally accepted in the United States and have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. (See Note 11).

      PRINCIPLES OF CONSOLIDATION

      The accompanying consolidated financial statements include the accounts of the Radix Marine, Inc. and its wholly owned subsidiary, Integrated Maritime Platforms International, Inc. Intercompany transactions and balances have been eliminated in consolidation.

RADIX MARINE, INC.
(FORMERLY MODERN MFG SERVICES, INC.)
(A DEVELOPMENT STAGE CORPORATION)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

      REVENUE RECOGNITION

      The Company recognizes revenue when persuasive evidence of an arrangement exists, title transfer has occurred, the price is fixed or readily determinable, and collectibility is probable. Sales are recorded net of sales discounts. The Company recognizes revenue in accordance with Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements," (SAB 101).

      The Company generates its revenue from a government contract, sales of aviation fuel, and the manufacturing of aluminum structures and marine crafts. Invoices on the government contract are on a cost plus fixed fee basis. On manufacturing sales, customers are invoiced at either the completion of the project, or upon pre-negotiated progress points, depending on contract terms.

      ACCOUNTS AND CONTRACTS RECEIVABLE

      Accounts and contracts receivable are reported at the customers' outstanding balances less any allowance for doubtful accounts. Interest is not accrued on overdue accounts receivable.

      ALLOWANCE FOR DOUBTFUL ACCOUNTS

      The allowance for doubtful accounts on accounts receivable is charged to income in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses. Management determines the adequacy of the allowance based on historical write-off percentages and the current status of accounts receivable. Accounts receivable are charged off against the allowance when collectibility is determined to be permanently impaired. As of June 30, 2004, the Company established an allowance for doubtful accounts in the amount of $18,308.

      PROPERTY AND EQUIPMENT

      Property and equipment are stated at cost. Major renewals and improvements are charged to the asset accounts while replacements, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed. At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to income.

      The Company depreciates property and equipment on the straight-line method for financial reporting purposes as follows:

        Vessel held under capital lease    5 years
        Office equipment                   5 years
        Computer software                  3 years

      Depreciation expense charged to operations for the years ended June 30, 2004, and 2003 were $108,720 and $35,889, respectively.

RADIX MARINE, INC.
(FORMERLY MODERN MFG SERVICES, INC.)
(A DEVELOPMENT STAGE CORPORATION)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

      LONG-LIVED ASSETS

      In August 2001, SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," was issued establishing new rules and clarifying implementation issues with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, "by allowing a probability-weighted cash flow estimation approach to measure the impairment loss of a long-lived asset. The statement also established new standards for accounting for discontinued operations. Transactions that qualify for reporting in discontinued operations include the disposal of a component of an entity's operations that comprises operations and cash flow that can be clearly distinguished, operationally and for financial reporting purposes, from the rest of the entity. The statement is effective for fiscal years beginning after December 15, 2001. The Company adopted this standard and its adoption has no significant effect on the Company's financial statements.

      NET LOSS PER SHARE

      The Company adopted Statement of Financial Accounting Standards No. 128 that requires the reporting of both basic and diluted earnings (loss) per share. Basic earnings (loss) per share is computed by dividing net income
      (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. In accordance with FASB 128, any anti-dilutive effects on net earnings (loss) per share are excluded. For 2002 and 2003, common stock equivalents are anti-dilutive and, accordingly, basic and diluted earnings per share are the same

      CASH AND CASH EQUIVALENTS

      For purposes of the statement of cash flows, the Company considers cash and cash equivalents to include all stable, highly liquid investments with maturities of three months or less.

      USE OF ESTIMATES

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could differ from those estimates.

RADIX MARINE, INC.
(FORMERLY MODERN MFG SERVICES, INC.)
(A DEVELOPMENT STAGE CORPORATION)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

      INCOME TAXES

      The Company accounts for its income taxes under the provisions of Statement of Financial Accounting Standards 109 ("SFAS 109"). The method of accounting for income taxes under SFAS 109 is an asset and liability method. The asset and liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities.

      FAIR VALUE OF FINANCIAL INSTRUMENTS

      Pursuant to SFAS No. 107, "Disclosures About Fair Value of Financial Instruments", the Company is required to estimate the fair value of all financial instruments included on its balance sheet as of June 30, 2004. The Company considers the carrying value of such amounts in the financial statements to approximate their face value.

      ISSUANCES INVOLVING NON-CASH CONSIDERATION

      All issuances of the Company's stock for non-cash consideration have been assigned a dollar amount equaling either the market value of the shares issued or the value of consideration received whichever is more readily determinable. The majority of the non-cash consideration received pertains to services rendered by consultants and others and have been valued at the estimated value of the services rendered.

      CONCENTRATION OF CREDIT RISK

      Financial Instruments that potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable. For the year ended June 30, 2004, the Company had only three customers. Balances due from these customers and their related sales for the fiscal year ended June 30, 2004 are as follows:

RADIX MARINE, INC.
(FORMERLY MODERN MFG SERVICES, INC.)
(A DEVELOPMENT STAGE CORPORATION)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                                   ACCOUNTS RECEIVABLE            SALES
                                  --------------------   ---------------------
      CUSTOMER      SERVICE         AMOUNT       %          AMOUNT        %
      --------  -------------
         I      R&D Contract         1,987      1.11%       68,956     24.68%
         2      Vessel sales        91,541     51.16%       91,540     32.76%
         3      Fuel sales          85,391     47.73%      118,930     42.56%
                                   -------    ------       -------    ------
                                   178,919    100.00%      279,426    100.00%
                                   =======    ======       =======    ======

      Due to the Company's financial condition, the Company's inability to collect from customer 2 or 3 could have a substantial impact on the company's ability to meet its future financial obligations. Further, the loss of business from any of these three customers would also impact the future financial condition of the Company.

      As of October 10, 2004, the Company has not collected from Customer 2 and has filed for mediation relating to the balance due. Management believes that it will be successful in its collection efforts.

      NEW ACCOUNTING PRONOUNCEMENTS

      In January 2003, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 46, "Consolidation of Variable Interest Entities" (an interpretation of Accounting Research Bulletin (ARB) No. 51, "Consolidated Financial Statements"). Interpretation 46 addresses consolidation by business enterprises of entities to which the usual condition of consolidation described in ARB-51 does not apply. Interpretation 46 changes the criteria by which one company includes another entity in its consolidated financial statements. The general requirement to consolidate under ARB-51 is based on the presumption that an enterprise's financial statements should include all of the entities in which it has a controlling financial interest (i.e., majority voting interest). Interpretation 46 requires a variable interest entity to be consolidated by a company that does not have a majority voting interest, but nevertheless, is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. In December 2003 the FASB concluded to revise certain elements of Interpretation 46, primarily to clarify the required accounting for interests in variable interest entities. Interpretation 46R replaces Interpretation 46, that was issued in January 2003. Interpretation 46R exempts certain entities from its requirements and provides for special effective dates for entities that have fully or partially applied Interpretation 46 as of December 24, 2003. In certain situations, entities have the option of applying or continuing to apply Interpretation 46 for a short period of time before applying Interpretation 46R. In general, for all entities that were previously considered special purpose entities, Interpretation 46 should be applied in periods ending after December 15, 2003. Otherwise, Interpretation 46 is to be applied for registrants who file under Regulation SX in periods ending after March 15, 2004, and for registrants who file under Regulation SB, in periods ending after December 15, 2004. The Company does not expect the adoption to have a material impact on the Company's financial position or results of operations.

RADIX MARINE, INC.
(FORMERLY MODERN MFG SERVICES, INC.)
(A DEVELOPMENT STAGE CORPORATION)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

      During April 2003, the FASB issued SFAS No. 149 - "Amendment of Statement 133 on Derivative Instruments and Hedging Activities," effective for contracts entered into or modified after June 30, 2003, except as stated below and for hedging relationships designated after June 30, 2003. In addition, except as stated below, all provisions of SFAS No. 149 should be applied prospectively. The provisions of SFAS No. 149 that relate to Statement 133 Implementation Issues that have been effective for fiscal quarters that began prior to June 15, 2003, should continue to be applied in accordance with their respective effective dates. In addition, paragraphs 7(a) and 23(a), which relate to forward purchases or sales of when issued securities or other securities that do not yet exist, should be applied to both existing contracts and new contracts entered into after June 30, 2003. The Company has implemented this pronouncement and has concluded that the adoption has no material impact to the financial statements.

      During May 2003, the FASB issued SFAS No. 150 - "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity," effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective for public entities at the beginning of the first interim period beginning after June 15, 2003. SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a freestanding financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Some of the provisions of this SFAS No. 150 are consistent with the current definition of liabilities in FASB Concepts Statement No. 6, "Elements of Financial Statements." The Company has implemented this pronouncement and has concluded that the adoption has no material impact to the financial statements.

      In December 2003, the FASB issued a revised SFAS No. 132, "Employers' Disclosures about Pensions and Other Post Retirement Benefits" which replaces the previously issued Statement. The revised Statement increases the existing disclosures for defined benefit pension plans and other defined benefit post- retirement plans. However, it does not change the measurement or recognition of those plans as required under SFAS No. 87, "Employers' Accounting for Pensions," SFAS No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits," and SFAS No. 106, "Employers" Accounting for Post Retirement Benefits Other Than Pensions." Specifically, the revised Statement requires companies to provide additional disclosures about pension plan assets, benefit obligations, cash flows, and benefit costs of defined benefit pension plans and other defined benefit post-retirement plans. Also, companies are required to provide a breakdown of plan assets by category, such as debt, equity and real estate, and to provide certain expected rates of return and target allocation percentages for those asset categories. The Company has implemented this pronouncement and has concluded that the adoption has no material impact to the financial statements.

RADIX MARINE, INC.
(FORMERLY MODERN MFG SERVICES, INC.)
(A DEVELOPMENT STAGE CORPORATION)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

      In December 2003, the FASB issued FIN No. 46R, "Consolidation of Variable Interest Entities. " This requires that the assets, liabilities and results of the activity of variable interest entities be consolidated into the financial statements of the company that has a controlling financial interest. It also provides the framework for determining whether an entity should be consolidated based on voting interest or significant financial support provided to it. The adoption of FIN No. 46R did not have any impact on the Company's financial condition or results of operations.

      RECLASSIFICATION

      Certain amounts have in June 30, 2003 have been reclassified to conform with the June 30, 2004's presentation. Such reclassification had no effect on net income as previously reported.

      PENSION PLAN

      The Company started a 401(k) plan effective January 1, 2003. All employees employed on the effective date are eligible. Employees hired after the effective date are required to have one year of service and be at least twenty-one years old. The plan has matching contributions, which are discretionary amounts, determined annually by the plan sponsor. After six years of service the vesting percentage is 100%. For the year ended June 30, 2004, the Company's pension expense was zero.

RADIX MARINE, INC.
(FORMERLY MODERN MFG SERVICES, INC.)
(A DEVELOPMENT STAGE CORPORATION)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 3. ACCOUNTS RECEIVABLE

      ACCOUNTS RECEIVABLE AT JUNE 30, 2004 CONSIST OF THE FOLLOWING

           Trade receivables                           $178,919
           Allowance for doubtful accounts              (18,308)
                                                       --------
                                                       $160,611
                                                       ========

NOTE 4. INTANGIBLE ASSETS

      As part of the purchase of Integrated, the Company acquired intangible assets of $1,803,324. Of that amount, $1,300,754 was allocated to goodwill and $502,570 was allocated to the purchase of a contract regarding the development and production of an Unmanned Surface Vehicle. The price of the contract is being amortized over the five-year term of the contract. Amortization expense for the year ended June 30, 2004 and 2003 totaled $100,514, and $75,386, respectively.

      Estimated amortization expense for the remaining life of the contract is as follows:

                           2005             $100,514
                           2006             $100,514
                           2007             $100,514
                           2008             $ 25,128

      Goodwill is assigned to specific reporting units and is reviewed for possible impairment at least annually or more frequently upon the occurrence of an event or when circumstances indicate that the reporting carrying amount exceeds its fair value. During the year ended June 30, 2003, the Company determined the carrying amount of net assets acquired in the purchase of Integrated exceeded their fair values, which was estimated based upon the present value of expected future cash inflows. Accordingly, a goodwill impairment loss of $750,000 was recognized by that reporting unit during the year ended June 30, 2003. For the year ended June 30, 2004, the Company recognized no impairment loss.

NOTE 5. LEASES

      OPERATING LEASE

      The Company leases its offices in Washington on a month-to-month basis at $1,250 per month.

RADIX MARINE, INC.
(FORMERLY MODERN MFG SERVICES, INC.)
(A DEVELOPMENT STAGE CORPORATION)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

      CAPITAL LEASE

      In July 2003, the Company entered into a new lease for a vessel that was repossessed during the previous year. Under the terms of the lease, the Company is required to make 58 monthly payments of $15,208. If all payments are made and if other commitments are kept, title to the vessel transfer over to the Company. The lease was accounted for as capital leases with the vessel being valued at $587,404, the present value of the minimum lease payments based on an effective interest rate of 17.914%. During the year ended June 30, 2004, the Company paid $91,248 toward this lease and issued 2,095,939 shares of its common stock valued at $76,040.

      Minimum future lease payments under the capital lease as of June 30, 2004 and for each subsequent year during the lease term and in the aggregate are as follows:

            June 30, 2005                               $182,496
            June 30, 2006                                182,496
            June 30, 2007                                182,496

            May 31, 2008                                 167,288
                                                        --------

            Total minimum lease
              payments                                   714,776

            Less amount representing
              interest                                  (203,731)
                                                        --------

            Present value of net minimum
              lease payments                            $511,045
                                                        ========

NOTE 6. NOTES PAYABLE

      CONVERTIBLE DEBENTURE

      In March of 2004, the Company entered into a securities purchase agreement and issued a convertible debenture with attached convertible warrants with an investor. The amount of the convertible debenture is $300,000 and is assessed interest at an annual rate of 7 3/4 %. The due date of the debenture is March of 2006. The payment of interest shall be in cash or, at the option of the holder, in shares of common stock of the Company valued at the then conversion price.

      The debenture may be converted either in whole or in part up to the full principal amount in increments of $1,000 into common stock. The number of common shares into which the debenture may be converted is equal to the dollar amount of the debenture being converted multiplied by eleven, minus the conversion price multiplied by ten times the dollar amount of the debenture being converted, with product of the above computation divided by the conversion price. The Company shall pay the holder on the conversion date any accrued interest.

RADIX MARINE, INC.
(FORMERLY MODERN MFG SERVICES, INC.)
(A DEVELOPMENT STAGE CORPORATION)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

      The conversion price shall be equal to the lesser of $0.20 or 80% of the average of the three lowest volume weighted average prices during the twenty trading days prior to the election to convert.

      If on the day of conversion the volume weighted average price is below $0.05, then the Company shall have the right to prepay the portion of the debenture that the holder elected to convert plus any accrued and unpaid interest at 150% of such amount. If the Company elects to prepay that portion of the debenture then the holder has the right to withdraw its conversion notice.

      In the event that the Company's registration statement has not been declared effective, the holder may demand repayment of $150% of the debenture, together will all accrued and unpaid interest in cash. Such repayment must be made within three days. In addition, the Company must issue immediately to the holder 50,000 shares of common stock and pay $15,000 for each thirty day period during which the principal amount including interest remains unpaid with the amount to increase to $20,000 for each thirty day period after the first ninety day period. During the year-end June 30, 2004, the investor converted $11,500 of the indebtedness in exchange for 3,145,834 shares of the Company's common stock. The balance of the convertible debenture as of June 30, 2004 amounted to $290,375, which includes accrued interest of $1,875. Interest charged to operations relating to this debenture for the year ended June 30, 2004 totaled $6,687.

      In connection with the issuance of the $300,000 debenture, the Company also issued warrants to the investor granting the investor the right to purchase 3,000,000 shares of the Company's common stock. The exercise price of the warrants is $1.00. The expiration date of the warrants is March 2007.

      The holder has the right to exercise at least 5% of the warrants per month provided that the common shares are available. If the holder does not exercise at least 5% of the warrants in any month, then the holder will not be entitled to collect interest on the debenture for that month.

      If the Company does not timely honor a debenture conversion or a warrant exercise and in the ten days the holder purchases shares of common stock of the Company, then the Company must pay cash to the holder, as liquidated damages, an amount equal to the purchase price exceeded the principal and/or interest amount of the debenture or warrant for which such conversion or exercise was not timely honored with interest at 15% per annum.

RADIX MARINE, INC.
(FORMERLY MODERN MFG SERVICES, INC.)
(A DEVELOPMENT STAGE CORPORATION)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

      In the above transaction, the investor advanced $250,000 towards the future exercise of the above-indicated warrants. Of the amount advanced, the investor exercised warrants during the year ended June 30, 2004 to purchase 90,000 shares of the Company's common stock, thereby reducing the amount advanced to $160,000 at June 30, 2004.

      In addition, $25,000 was received during the year ended June 30, 2004, through the exercise of warrants for 25,000 shares of common stock

      OBLIGATION UNDER LICENSING AGREEMENT

      In the purchase of Integrated Maritime, the Company assumed an obligation evidenced by a promissory note that Integrated owed on the purchase of its contract to develop the Unmanned Surface Vehicle. Under the terms of the obligation, total payments cannot exceed $750,000 and the note matures on April 25, 2005. Upon the maturity of the note, any remaining amounts due under the note are forgiven. However, during the term of the Note, the Company is required to pay the holder 20% of all amounts raised and from the profit received under the contract.

      The obligation and the related asset were valued at the estimated present value of the expected future payments over the term of the note of $520,512. In calculating the present value the Company used an interest rate of 8% per annum. In addition, the Company accrued interest on this obligation during the year ended June 30, 2004 totaling $74,789. During the year the Company paid $79,605 towards this obligation and issued 800,000 shares of the Company's common stock to creditors of the note holder on its behalf that further reduced the obligation by $40,000. The balance due at June 30, 2004, including accrued interest, was $467,205. Under the terms of payment, this promissory note is in default.

      PAYABLE TO OTHERS

      During the year ended June 30, 2004, the Company received loans from third parties totaling $429,805 and made payments of $79,124. Of the $429,805 received, $314,059 was in the form of convertible notes. The notes bear interest at annual rate of 8% and were due on various dates. Under the terms of each note, the note holder had the right to convert the note into shares of the Company's common stock based on a price per share equal to 50% of the twenty-day trailing average closing price of the Company's common stock immediately prior to the date of initial financing. During the year ended June 30, 2004, all of the notes comprising $314,059 were converted into 10,554,626 of the common stock. The Company did not pay any interest on the notes during the year ended June 30, 2004 as the notes were immediately converted on date the funds from the note were received.

RADIX MARINE, INC.
(FORMERLY MODERN MFG SERVICES, INC.)
(A DEVELOPMENT STAGE CORPORATION)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

      In addition, the Company cancelled $87,009 of indebtedness due a third party during the year ended June 30, 2004 through the issuance of 1,434,770 shares of the Company's common stock. The balance of amounts payable to others at June 30, 2004 total $200,908, which is non-interest bearing and due on demand.

      A recap of notes payable as of June 30, 2004 is as follows:

            Amount due under convertible debenture      $290,375
            Obligation under licensing agreement         467,205
            Payable to third parties                     200,908
                                                        --------
              Total                                      958,488
            Less current maturities                     (669,988)
                                                        --------

            Long-term debt                              $288,500
                                                        ========

NOTE 7. RELATED PARTY TRANSACTIONS

      During the year ended June 30, 2004, the Company's president advanced $42,830 and made payments back to her totaling $61,029. Balances of loans due to officers, directors, and other related parties as of June 30, 2004 amounted to $157,630. These loans are non-interest bearing, unsecured, and due on demand.

NOTE 8. INCOME TAXES

      Income taxes are provided based on earnings reported for financial statement purposes pursuant to the provisions of Statement of Financial Accounting Standards No. 109 ("FASB 109").

      FASB 109 uses the asset and liability method to account for income taxes. That requires recognizing deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax basis and financial reporting basis of assets and liabilities.

      An allowance has been provided for by the Company which reduced the tax benefits accrued by the Company for its net operating losses to zero, as it cannot be determined when, or if, the tax benefits derived from these operating losses will materialize. For the year ended June 30, 2003 and 2004, the allowances amounted to $430,429, an $604,568, respectively. As of June 30, 2004, the Company has unused operating loss carry forwards, which may provide future tax benefits in the amount of approximately $4,000,000, which expire in various years through 2024.

RADIX MARINE, INC.
(FORMERLY MODERN MFG SERVICES, INC.)
(A DEVELOPMENT STAGE CORPORATION)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 9. STOCK ACTIVITY

      During the year ended June 30, 2004, the Company issued 35,002,883 shares of its common stock, of which 800,000 shares were issued in the cancellation of $40,000 of indebtedness due on the Company's licensing obligation, 792,240 were issued in cancellation of accrued rent and trade payables totaling $22,860, 1,434,770 shares were issued in cancellation of indebtedness totaling $87,009, 10,554,626 shares were issued in the conversion of $314,059 of convertible notes, 3,145,834 shares were issued in the conversion of $11,500 of the convertible debenture, 4,500,000 shares were issued for legal services valued at $400,000 which were charged to operations, 2,095,939 shares were issued on the Company vessel lease reflecting 5 lease payments of $76,040, 4,806,474 shares were issued to various consultants for services valued at $433,092 which was charged to operations, 615,000 shares were issued through the exercise of warrants for $115,000, 2,500,000 shares were issued in exchange for $150,000, and 4,258,000 shares were issued to a consultant for services rendered in connection with the Company's private offerings, which was valued at $455,220 which were charged to equity. The Company valued the shares issued for the cancellation of indebtedness at the value of the shares issued on the cancellation date of the respective debt. For the year ended June 30, 2004, the Company realized a loss on the difference between the value of these issued shares and the balance of the canceled date totaling $81,794.

NOTE 10. CONTINGENT LIABILITIES

      A former attorney of the Company reflects a outstanding balance due him from the Company of approximately $50,000. The Company believes that through cash payments and through the issuances of shares of its common stock to the attorney, the Company does not believe that there is any balance due him. Currently, the Company has contacted the attorney regarding the disputed balance due, but the attorney has yet to respond.

      A complaint has been filed against the Company on June 29, 2004, for sending out unsolicited advertisements via telephone facsimile machines in violation of the United States Telephone Consumer Protection Act. The complaint seeks to have class action certified. Each member of the affected class could assert a claim of $500. The sending of the unsolicited material was not authorized by the Company. Management has retained an attorney to represent them in this matter and management believes that class action status will not be granted.

RADIX MARINE, INC.
(FORMERLY MODERN MFG SERVICES, INC.)
(A DEVELOPMENT STAGE CORPORATION)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 11 - MANAGEMENT'S  DISCUSSION ON FUTURE OPERATIONS

      The Company is in the development stage and relies upon advances from related parties and funds received through the sale of its stock to meet its current operating requirements. As shown in the accompanying financial statements, the Company incurred net losses of $1,229,796, and $1,727,335 respectively for the years June 30, 2003, and 2004, and as of June 30, 2004, the Company's current liabilities exceeded its current assets by $739,215 and had an accumulated deficit of $4,320,027. Management is actively pursuing customer contracts and has commenced operating its light manufacturing for marine and other products in September 2004. The Company is still providing services on its government contract. The Company is still actively seeking financing through loans and the offering of its equity. Management believes that these sources will allow the Company to continue as a going concern. However, no assurances can be made that current or anticipated sources of funds will enable the Company to finance future periods' operations.

NOTE 12 - SUBSEQUENT EVENTS

      In the Company`s annual meeting of shareholders, it was approved to increase the number of authorized shares of Company's common stock from 75,000,000 shares to 250,000,000.

      In August 2004, the Company entered into a lease of various equipment utilized in its manufacturing facility that commenced operations in September 2004. The value of the equipment is approximately $52,000 and is payable in 12 monthly installments of $4,189. At the end of the lease, the Company has the option to purchase the equipment for $2.

      From July 1, 2004 through October 14, 2004 the company has issued additional shares of stock. A total of 5,376,275 shares of common stock were issued to retire $11,000 of the Convertible debenture, 110,000 shares of common stock were issued to retire $110,000 of the pre-paid warrant; 1,250,000 restricted shares were issued to members of the board of directors for compensation; and 782,034 shares of restricted common stock were issued to retire $14,300 in debt.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

SEC Registration fee                      $   956.97
Accounting fees and expenses               10,000.00*
Legal fees and expenses                    35,000.00*
Miscellaneous                               5,000.00
                                          ----------
                                   TOTAL  $50,956.97*
                                          ==========

* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

      In connection with the acquisition of Integrated Maritime Platforms International Inc., we issued 4,005,075 shares of common stock in exchange for all the outstanding shares of Integrated Platforms. The merger agreement provided that if the Company was unable to effect funding of $1,500,000 to be utilized in Integrated's operations within a six month period, additional shares were to be issued to the former shareholders of Integrated Platforms. As a result, the shareholders of Integrated Platforms were issued an additional 7,550,000 shares in March 2003.

      From July 1, 2002 through June 30, 2003, the Company received $110,000 through the issuance of 360,608 shares of its common stock. Sales were to four investors at prices from $0.15 to $0.22 in separate transactions.

      From July 1, 2002 through June 30, 2003, the Company received $99,635 through the issuance of 3,277,928 shares of common stock via a Regulation S sale. These were restricted securities as that term is defined in paragraph (a)
(3) of Rule 144, promulgated pursuant to theSecurities Act of 1933 (the "Act").

      From July 1, 2002 through June 20, 2003, the Company issued 1,213,500 shares of common stock to retire debt. These were restricted securities as that term is defined in paragraph (a) (3) of Rule 144, promulgated pursuant to the Act.

      From July 1, 2002, through June 30, 2003, the Company issued 1,005,966 shares of common stock in exchange for $42,000 received as convertible loans.

      In March of 2003, 3,500,000 shares of stock held by prior officers of the corporation were rescinded.

      As of September 5, 2003, the Company received $45,000 in outstanding convertible loan agreements where the amounts are convertible at 50% of the twenty day trading price of common stock.

      The Company has one outstanding convertible loan agreement dated August 22, 2002 with Health Co. Canada Enterprises, Inc., whereby a three month loan of $50,000 can be repaid in full for $62,500 or converted to common stock at a rate of $0.02 per share for a potential issuance of 312,500 restricted common shares of any combination of cash and common stock.

      During the first quarter of 2003, the Company issued a total of 5,878,087 shares of its common stock, of which 3,878,087 were issued upon conversion of promissory notes from which the Company received $90,000. The remaining 2,000,000 were issued in connection with legal services provided to the Company.

      During the second quarter of 2003, the Company issued a total of 16,109,497 shares of its common stock, of which 8,708,000 shares were issued in exchange for consulting services, 4,901,497 issued to retire debt and 2,500,000 issued in connection with legal fees.

      From January 1, 2004 through February 9, 2004, the Company issued 5,962,530 shares of its common stock, of which 4,710,979 were issued upon conversion of promissory notes from which the company received $107,962.37 and 1,251,542 were issues to retire debt.

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with an accredited investor on March 17, 2004 for the sale of
(i) $300,000 in convertible debentures and (ii) warrants to buy 3,000,000 shares of our common stock. This prospectus relates to the resale of the common stock underlying these convertible debentures and warrants.

      The investors provided us with an aggregate of $300,000 as follows:

            o     $250,000 was disbursed to us on March 18, 2004; and

            o $50,000 has been retained for services provided to our company by various professionals, which shall be disbursed upon effectiveness of this registration statement;

      The debentures bear interest at 7 3/4%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholder's option. The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 11, less the product of the conversion price multiplied by ten times the dollar amount of the debenture. The conversion price for the convertible debenture is the lesser of (i) $0.20 or (ii) eighty percent of the of the average of the three lowest volume weighted average prices during the twenty (20) trading days prior to the conversion. Accordingly, there is in fact no limit on the number of shares into which the debenture may be converted. In addition, the selling stockholder is obligated to exercise the warrant concurrently with the submission of a conversion notice by the selling stockholder. The warrant is exercisable into 3,000,000 shares of common stock at an exercise price of $1.00 per share.

      The selling stockholder has contractually agreed to restrict its ability to convert or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock. See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the convertible debentures.

      In the event that the registration statement is not declared effective by the required deadline, La Jolla may demand repayment of the Debenture of 125% of the face amount outstanding, plus all accrued and unpaid interest, in cash. If the repayment is accelerated, we are also obligated to issue to La Jolla 50,000 shares of common stock for each 30 day period, or portion thereof, during which the face amount, including interest thereon, remains unpaid. If La Jolla does not elect to accelerate the debenture, we are required to immediately issue to La Jolla 50,000 shares of common stock for each 30 day period, or portion thereof, during which the face amount, including interest thereon, remains unpaid.

      In August 2004, we issued 250,000 shares of restricted stock to each of our members elected to serve on the Board of Directors.

      * All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Radix or executive officers of Radix, and transfer was restricted by Radix in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

      Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with the Company.

ITEM 27. EXHIBITS.

      The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Radix Marine, Inc., a Nevada corporation.

Exhibit #         Exhibit Name
---------         ------------

2.1 Agreement and Plan of Merger, dated April 4, 2003 by and among Modern MFG Services, Inc., Modern Acquisition Co., and Integrated Maritime Platforms International, Inc.(1)

3.1               Articles of Incorporation(1)

3.2               Certificate of Amendment of the Articles of Incorporation(1)

4.1 Securities Purchase Agreement dated March 2004 entered between the Company and La Jolla Cove Investors, Inc.(1)

4.2 Convertible Debenture dated March 2004 entered between the Company and La Jolla Cove Investors, Inc.(1)

4.3 Warrant to Purchase Common Stock dated March 2004 issued to La Jolla Cove Investors, Inc.(1)

4.3 Registration Rights Agreement dated March 2004 entered between La Jolla Cove Investors, Inc. and the Company.(1)

4.4 Addendum to Convertible Debenture and Warrant to Purchase Common Stock dated May 19, 2004 with La Jolla Cove Investors, Inc. (filed herewith)

4.5 Addendum to Convertible Debenture and Warrant to Purchase Common Stock dated June 24, 2004 with La Jolla Cove Investors, Inc. (filed herewith)

4.6 Addendum to Convertible Debenture and Warrant to Purchase Common Stock dated August 16, 2004 with La Jolla Cove Investors, Inc. (filed herewith)

4.7 Addendum to Convertible Debenture and Warrant to Purchase Common Stock dated October 29, 2004 with La Jolla Cove Investors, Inc. (filed herewith)

5.1 Sichenzia Ross Friedman Ference LLP Opinion and Consent (filed herewith)

10.1 Agreement between Unmanned Surface Vehicle Consortium and Naval Undersea Warfare Center(1)

10.2              Co-Marketing Agreement entered between the Company and Norsco
                  Marine(1)

10.3 Master Marketing Agreement between the Company and Science Applications International Corporation(1)

23.1              Consent of Jonathan P. Reuben, CPA

23.1              Consent of legal counsel (see Exhibit 5.1)

(1) Incorporated by reference to Form SB-2 filed with the Securities and Exchange Commission on April 9, 2004

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Silverdale, State of Washington, on November 5, 2004.

                                       RADIX MARINE, INC.

        By: /s/ Kathleen Bright
            ---------------------------------------
            Kathleen Bright, President, CEO and
            Director

      In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE                             TITLE                     DATE


/s/ Kathleen Bright       President, Chief Executive Officer,   November 5, 2004
------------------------  Principal Executive Officer
    Kathleen Bright       and Principal Accounting Officer


/s/ Roy A.H. Rainey       Director                              November 5, 2004
------------------------
    Roy A.H. Rainey


/s/ Roger Janssen         Director                              November 5, 2004
------------------------
    Roger Janssen


/s/ Scott Edwards         Vice President and CFO                November 5, 2004
------------------------
    Scott Edwards


/s/ Dave Brazale          Vice President, Marketing             November 5, 2004
------------------------  and Business Development
    Dave Brazale


/s/ William J. Hilsman    Director                              November 5, 2004
------------------------
    William J. Hilsman


/s/ Glenn Turcotte        Director                              November 5, 2004
------------------------
    Glenn Turcotte